Exhibit 99.1


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                            ASSET PURCHASE AGREEMENT

                                      among

                        RADIO UNICA COMMUNICATIONS CORP.,

                               RADIO UNICA CORP.,

      Its Subsidiary Licensees Set Forth On The Signature Pages Hereto, and

   Its Subsidiary Operating Companies Set Forth On The Signature Pages Hereto,

                                       and

                      MULTICULTURAL RADIO BROADCASTING INC.


                           Dated as of October 3, 2003


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...........................................................................................2

Section 1.1.      Specific Definitions..........................................................................2

Section 1.2.      Other Terms..................................................................................12

Section 1.3.      Other Definitional Provisions................................................................12

ARTICLE II THE PURCHASE AND SALE OF ASSETS.....................................................................13

Section 2.1.      Purchased Assets.............................................................................13

Section 2.2.      Excluded Assets..............................................................................14

Section 2.3.      Assumed Liabilities..........................................................................16

Section 2.4.      Excluded Liabilities.........................................................................17

Section 2.5.      Contract Assumption and Assignment...........................................................18

Section 2.6.      Contract Obligations.........................................................................19

Section 2.7.      No Expansion of Third Party Rights...........................................................19

ARTICLE III PURCHASE PRICE AND DEPOSIT.........................................................................19

Section 3.1.      Purchase Price...............................................................................19

Section 3.2.      Escrow Deposit...............................................................................20

Section 3.3.      Payment of Purchase Price....................................................................20

Section 3.4.      Allocation of Purchase Price.................................................................20

Section 3.5.      Proration of Income and Expenses; Allocation of Sales Tax. ..................................21

ARTICLE IV CLOSING.............................................................................................22

Section 4.1.      Closing......................................................................................22

Section 4.2.      Deliveries at Closing........................................................................22

Section 4.3.      Closing With Respect to Entirety of Acquired Stations. ......................................24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF RADIO UNICA........................................................25

Section 5.1.      Organization, Authority and Qualification....................................................26

Section 5.2.      Power and Authority Relative to this Agreement...............................................26

Section 5.3.      No Violation; Consents and Approvals. .......................................................26

Section 5.4.      Real Estate; Title to Properties. ...........................................................27

Section 5.5.      Personal Property............................................................................29

Section 5.6.      Litigation...................................................................................29

Section 5.7.      Compliance with Law..........................................................................29

Section 5.8.      FCC Licenses.................................................................................30
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Section 5.9.      Contracts....................................................................................30

Section 5.10.     Tax Matters..................................................................................31

Section 5.11.     Intellectual Property........................................................................31

Section 5.12.     Labor Matters; Employee Benefits.............................................................32

Section 5.13.     Environmental and Health and Safety Matters..................................................33

Section 5.14.     Brokers and Finders..........................................................................34

Section 5.15.     Limitation of Representations and Warranties.................................................34

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................................34

Section 6.1.      Organization, Authority and Qualification....................................................35

Section 6.2.      Power and Authority Relative to this Agreement...............................................35

Section 6.3.      No Violation; Consents and Approvals.........................................................35

Section 6.4.      Litigation...................................................................................36

Section 6.5.      Brokers and Finders..........................................................................36

Section 6.6.      Financing; Solvency..........................................................................36

Section 6.7.      Quality of Purchased Assets..................................................................36

Section 6.8.      FCC Matters..................................................................................36

ARTICLE VII TAX MATTERS........................................................................................37

Section 7.1.      Cooperation on Tax Matters...................................................................37

Section 7.2.      Purchaser Returns............................................................................37

Section 7.3.      Control of Proceedings.......................................................................37

Section 7.4.      Tax Refunds..................................................................................37

Section 7.5.      Transfer Taxes...............................................................................37

Section 7.6.      Tax Clearance Certificates...................................................................38

ARTICLE VIII CERTAIN COVENANTS AND AGREEMENTS OF RADIO UNICA, THE SELLERS, PARENT AND THE PURCHASER............39

Section 8.1.      Restructuring................................................................................39

Section 8.2.      No Solicitation of Alternative Transactions..................................................40

Section 8.3.      Other Assets and Agreements..................................................................41

Section 8.4.      Additional Matters; Further Assurances; Releases of Liens; Receivables.......................42

Section 8.5.      Access and Information.......................................................................42

Section 8.6.      Confidentiality..............................................................................43

Section 8.7.      Appropriate Actions; Registrations, Filings and Consents.....................................44

Section 8.8.      FCC Consent and Application..................................................................45
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Section 8.9.      Conduct of Business..........................................................................46

Section 8.10.     Environmental Audit..........................................................................47

Section 8.11.     Title Insurance and Survey. .................................................................48

Section 8.12.     Employees....................................................................................48

Section 8.13.     Adjustments..................................................................................49

Section 8.14.     Cure Costs...................................................................................49

ARTICLE IX CONDITIONS TO CLOSING...............................................................................49

Section 9.1.      Conditions Precedent to Obligations of the Sellers and the Purchaser.........................49

Section 9.2.      Conditions Precedent to Obligation of the Sellers............................................50

Section 9.3.      Conditions Precedent to the Obligation of the Purchaser......................................50

ARTICLE X TERMINATION..........................................................................................52

Section 10.1.     Termination..................................................................................52

Section 10.2.     Notice of Termination........................................................................54

Section 10.3.     Effect of Termination........................................................................54

Section 10.4.     Break-Up Payment.............................................................................54

Section 10.5.     Remedies Upon Termination....................................................................55

ARTICLE XI SURVIVAL AND INDEMNIFICATION........................................................................55

Section 11.1.     Survival of Representations. ................................................................55

Section 11.2.     Post-Closing Indemnification.................................................................55

Section 11.3.     Indemnification Procedures and Limitations...................................................56

Section 11.4.     Holdback Escrow..............................................................................56

Section 11.5.     Exclusive Remedy.............................................................................56

ARTICLE XII MISCELLANEOUS......................................................................................56

Section 12.1.     Amendment and Waiver.........................................................................56

Section 12.2.     Expenses.....................................................................................56

Section 12.3.     Public Disclosure............................................................................57

Section 12.4.     Specific Performance.........................................................................57

Section 12.5.     Assignment...................................................................................57

Section 12.6.     Entire Agreement.............................................................................57

Section 12.7.     Fulfillment of Obligations...................................................................57

Section 12.8.     Parties in Interest; No Third Party Beneficiaries............................................57

Section 12.9.     Schedules....................................................................................58

Section 12.10.    Counterparts.................................................................................58
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Section 12.11.    Headings.....................................................................................58

Section 12.12.    Notices......................................................................................58

Section 12.13.    No Strict Construction.......................................................................59

Section 12.14.    Governing Law................................................................................59

Section 12.15.    Severability.................................................................................60

Section 12.16.    Like-Kind Exchange...........................................................................60

LIST OF EXHIBITS

EXHIBIT A         ACQUIRED STATIONS
EXHIBIT B         ESCROW AGREEMENT
EXHIBIT C         HOLDBACK ESCROW AGREEMENT

LIST OF SCHEDULES

SCHEDULE 1.1      KNOWLEDGE PARTIES
SCHEDULE 2.1(a)   ACQUIRED STATION LICENSES
SCHEDULE 2.1(b)   TANGIBLE PERSONAL PROPERTY
SCHEDULE 2.1(c)   REAL PROPERTY
SCHEDULE 2.1(l)   NETWORK ASSETS
SCHEDULE 2.5(a)   CONTRACTS
SCHEDULE 5.3(a)   SELLERS' CONSENTS AND WAIVERS
SCHEDULE 5.3(b)   SELLERS' GOVERNMENTAL APPROVALS AND FILINGS
SCHEDULE 5.4(a)   OWNED REAL PROPERTY
SCHEDULE 5.4(b)   LEASED REAL PROPERTY
SCHEDULE 5.5      CONDITION OF PROPERTY
SCHEDULE 5.6      LITIGATION
SCHEDULE 5.8(b)   FCC COMPLIANCE
SCHEDULE 5.9(b)   CONTRACT COMPLIANCE
SCHEDULE 5.10     TAX MATTERS
SCHEDULE 5.11     PATENTS, TRADEMARKS AND COPYRIGHTS
SCHEDULE 5.12(b)  COBRA BENEFITS
SCHEDULE 5.13(a)  ENVIRONMENTAL COMPLIANCE
SCHEDULE 5.14     SELLERS' BROKERS
SCHEDULE 6.3(a)   PURCHASER'S CONSENTS AND WAIVERS
SCHEDULE 6.3(b)   PURCHASER'S GOVERNMENTAL APPROVALS AND FILINGS
SCHEDULE 6.5      PURCHASER'S BROKERS
SCHEDULE 8.9      CONDUCT OF BUSINESS
SCHEDULE 9.3(f)   CLOSING CONSENTS, WAIVERS AND APPROVALS

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                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October 3, 2003, by and among Radio Unica Communications Corp., a Delaware corporation ("RADIO UNICA"), Radio Unica Corp., a Delaware corporation ("RADIO UNICA CORP."), the Persons identified on the signature pages to this Agreement as the "Licensees" (each a "LICENSEE" and, together, the "LICENSEES"), the Persons identified on the signature pages to this Agreement as the "Operating Companies" (each an "OPERATING COMPANY" and, together, the "OPERATING COMPANIES" and, collectively with Radio Unica Corp. and the Licensees, the "SELLERS"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation (the "PURCHASER").


                              W I T N E S S E T H:

          WHEREAS, Radio Unica is engaged, through the Sellers, in the Business; and

          WHEREAS, each of the Parties wishes to effect a series of transactions that shall together constitute a capital restructuring of the Restructuring Companies, all on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Parties desire to effectuate such capital restructuring in conjunction with the filing with the Bankruptcy Court of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code and the Bankruptcy Plan and the Disclosure Statement relating thereto; and

          WHEREAS, Radio Unica owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Seller; and

          WHEREAS, Radio Unica and each Seller desire to sell and transfer to the Purchaser or its Designees, and the Purchaser (or its Designees) desires to purchase and assume from Radio Unica and each Seller, the Purchased Assets and the Purchaser (or its Designees) is willing to assume, and Radio Unica and each Seller desire to assign to the Purchaser (or its Designees), the Assumed Liabilities; and

          WHEREAS, upon the terms and subject to the conditions set forth herein, and as contemplated under the Bankruptcy Plan, the Purchaser or its Designees will purchase from the Sellers the Purchased Assets and the Purchaser or its Designees will assume from the Sellers the Assumed Liabilities;

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the Parties agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1. SPECIFIC DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

          "ACQUIRED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.1(e).

          "ACQUIRED STATION LICENSES" shall have the meaning set forth in
Section 2.1(a).

          "ACQUIRED STATIONS" shall mean the radio broadcast stations set forth on EXHIBIT A hereto.

          "ACQUIRED STATIONS EQUIPMENT" shall have the meaning set forth in
Section 2.1(b).

          "ADJUSTED PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

          "ADMINISTRATIVE CLAIM" shall mean a claim entitled to administrative expense priority under Sections 503(b) and/or 507(a)(1) of the Bankruptcy Code.

          "AFFILIATE," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person.

          "AGREEMENT" shall have the meaning set forth in the preamble.

          "ALLOCATION" shall have the meaning set forth in Section 3.4.

          "ALLOWED BREAK-UP PAYMENT CLAIM" shall have the meaning set forth in
Section 8.1(c).

          "ALTERNATIVE AGREEMENT" shall have the meaning set forth in Section 8.2(b).

          "ALTERNATIVE TRANSACTION" shall have the meaning set forth in Section 8.2(d).

          "ANTITRUST DIVISION" shall mean the Antitrust Division of the United States Department of Justice.

          "ASSIGNED CONTRACTS" shall have the meaning set forth in Section
2.5(a).

          "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3.

          "BANKRUPTCY CASE" shall mean all legal proceedings instituted in a Bankruptcy Court in connection with the Restructuring Transaction; PROVIDED, that for all purposes relating to the approval or payment of the Break-Up Payment to which the Purchaser becomes entitled prior to the commencement of the Bankruptcy Case hereunder, "BANKRUPTCY CASE" shall mean all legal proceedings instituted in a Bankruptcy Court by the Restructuring Companies in connection with

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the restructuring of their financial circumstances and/or capitalization subsequent to the date of the termination of this Agreement.

          "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as in effect for cases filed on the date the Bankruptcy Case is filed.

          "BANKRUPTCY COURT" shall mean the United States Bankruptcy Court or other U.S. federal court of competent jurisdiction in which the Bankruptcy Case is pending.

          "BANKRUPTCY PLAN" shall mean the plan of reorganization under Chapter 11 of the Bankruptcy Code substantially in the form provided to the Purchaser immediately prior to the execution of this Agreement as filed on or shortly after the commencement of the Bankruptcy Case by the Restructuring Companies, with such changes or supplements thereto as may be mutually agreed in writing by the Restructuring Companies and the Purchaser.

          "BANKRUPTCY RULES" shall mean the Federal Rules of Bankruptcy
Procedure.

          "BOARD OF DIRECTORS" shall mean the Board of Directors of Radio Unica.

          "BREAK-UP PAYMENT" shall mean an amount equal to Four Million Five Hundred Thousand Dollars ($4,500,000), plus the reasonable and documented out-of-pocket expenses incurred by the Purchaser and any Affiliate thereof in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed One Million Dollars ($1,000,000).

          "BREAK-UP PAYMENT CLAIM ORDER" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser (i) allowing the Break-Up Payment as the use of property of the Restructuring Companies other than in the normal course of business under Sections 363(b) and 105 of the Bankruptcy Code and as an Administrative Claim in the Bankruptcy Case and (ii) providing for payment to the Purchaser under the circumstances provided for in this Agreement.

          "BREAK-UP PAYMENT ORDER" shall mean an order of the Bankruptcy Court in form and substance reasonably satisfactory to the Purchaser (i) approving the Break-Up Payment as the use of property of the Restructuring Companies other than in the normal course of business under Sections 363(b) and 105 of the Bankruptcy Code and as an administrative expense of the Restructuring Companies' bankruptcy estate and (ii) providing for payment to the Purchaser under the circumstances provided for in this Agreement.

          "BUSINESS" shall mean the business of owning and operating the Acquired Stations.

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in Miami, Florida or New York, New York are authorized or obligated by Law or executive order to close.

          "BUSINESS EMPLOYEES" shall have the meaning set forth in Section 8.12.

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          "CLAIM" shall mean any claim, demand, action, suit, lawsuit, litigation, hearing, arbitration, proceeding or appeal, whether civil or criminal, administrative or otherwise, by or before any Governmental Entity or arbitrator.

          "CLOSING" shall have the meaning set forth in Section 4.1.

          "CLOSING DATE" shall have the meaning set forth in Section 4.1.

          "COBRA" shall have the meaning set forth in Section 2.4(g).

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMITMENT LETTER" shall have the meaning set forth in Section
8.7(b).

          "COMMON STOCK" shall mean the common stock, par value $.01 per share, of Radio Unica.

          "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in
Section 8.6(a).

          "CONFIRMATION ORDER" shall mean the order entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance reasonably satisfactory to the Purchaser, confirming the Bankruptcy Plan pursuant to Section 1129 of the Bankruptcy Code. The Confirmation Order shall provide, among other things, (i) that the sale of the Purchased Assets and Assumed Liabilities pursuant to this Agreement shall be free and clear of all claims (as defined under the Bankruptcy
Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code, and (ii) an express finding that the parties to the Bankruptcy Case, the Purchaser and any Designees have acted in good faith.

          "CONTRACT" shall mean any mortgage, bond, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, covenant not to compete, lease, franchise, license, permit, contract, agreement, commitment, obligation, trust, instrument or other written binding arrangement or understanding.

          "CONTRACT CONFIDENTIAL INFORMATION" shall have the meaning set forth in Section 2.5(c).

          "CONTRACT PARTIES" shall have the meaning set forth in Section 2.5(c)(ii).

          "COPYRIGHTS" shall mean all copyrights, including without limitation moral rights and rights of attribution and integrity, copyrights in Software and in the content contained on any Web site, and registrations and applications for any of the foregoing, and rights to sue for past Infringement thereof.

          "DESIGNEE" shall mean any direct or indirect wholly-owned Subsidiary of the Purchaser that the Purchaser may appoint to (a) purchase specified Purchased Assets, (b) assume specified Assumed Liabilities or any Assigned Contract, or (c) exercise any of the Purchaser's rights hereunder, it being understood and agreed that any such right to designate is conditioned

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upon such Designee being able to demonstrate satisfaction of the requirements of
Section 365 of the Bankruptcy Code including the provision of adequate assurance for future performance; PROVIDED, that the Purchaser must inform Radio Unica of any such appointment no later than the fifth (5th) Business Day prior to the Closing Date.

          "DISCLOSURE STATEMENT" shall mean the disclosure statement filed under
Section 1125 of the Bankruptcy Code in connection with the Bankruptcy Plan in the Bankruptcy Case.

          "DOMAIN NAMES" shall mean any alphanumeric designations which are registered with or assigned by any domain name registrar, domain name registry, or other domain name registration authority as part of an electronic address on the Internet.

          "EARNEST MONEY DEPOSIT" shall have the meaning set forth in Section 3.2(a).

          "EHS LAWS" shall have the meaning set forth in Section 5.13(a).

          "EMPLOYEE BENEFIT PLANS" shall have the meaning set forth in Section 5.12(b).

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall have the meaning set forth in Section 5.12(b).

          "ESCROW AGENT" shall have the meaning set forth in Section 3.2(a).

          "ESCROW AGREEMENT" shall have the meaning set forth in Section 3.2(a).

          "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2.

          "EXCLUDED INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 2.2(b).

          "EXCLUDED LIABILITIES" shall have the meaning set forth in Section
2.4.

          "EXISTING COMMITMENT LETTER" shall have the meaning set forth in
Section 6.6.

          "FAILURE" shall have the meaning set forth in Section 10.1(j).

           "FCC" shall mean the Federal Communications Commission or any successor agency thereto.

          "FCC APPLICATION" shall have the meaning set forth in Section 8.8(b).

          "FCC CONSENT" shall have the meaning set forth in Section 8.8(a).

          "FCC LICENSES" shall have the meaning set forth in Section 2.1(a).

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          "FCC MULTIPLE OWNERSHIP RULES" shall have the meaning set forth in
Section 8.8(b).

          "FCC RULES" shall have the meaning set forth in Section 5.8(a).

          "FINAL ORDER" shall mean an Order (a) as to which the time to appear, petition for certiorari or move for review or rehearing has expired and as to which no appeal, petition for certiorari or other proceeding for review or rehearing is pending or (b) which, if an appeal, writ of certiorari, reargument or rehearing has been filed or sought, has been affirmed by the highest court to which such Order was appealed or certiorari has been denied, or reargument or rehearing shall have been denied or resulted in no modification of such Order, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired; PROVIDED, HOWEVER, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such Order shall not prevent such Order from being considered a Final Order.

          "FINANCING" shall have the meaning set forth in Section 8.7(b).

          "FTC" shall mean the United States Federal Trade Commission.

          "GAAP" shall mean United States generally accepted accounting principles.

          "GOVERNMENTAL ENTITY" shall mean any United States federal, state or local or any supranational or non-United States court, tribunal, legislative, executive governmental, quasi-governmental or regulatory authority, self-regulatory authority, agency, department, commission, instrumentality or body.

          "HAZARDOUS SUBSTANCE" shall have the meaning set forth in Section 5.13(a).

          "HOLDBACK AMOUNT" shall mean an amount equal to Five Hundred Thousand Dollars ($500,000).

          "HOLDBACK DEPOSIT" shall mean the funds paid into escrow pursuant to the Holdback Escrow Agreement equal to the Holdback Amount.

          "HOLDBACK ESCROW AGREEMENT" shall mean the agreement among the Parties and the escrow agent thereunder in the form of EXHIBIT C hereto.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "INDEMNITY CLAIM" shall mean a claim for reimbursement under Article
XI.

          "INFRINGEMENT" shall mean an assertion that a given item infringes, misappropriates, dilutes (with respect to Trademarks), unfairly competes with, constitutes unauthorized Use of or otherwise violates the Intellectual Property rights of any Person.

          "INITIAL CLOSING" shall have the meaning set forth in Section
4.3(a)(i).

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          "INTELLECTUAL PROPERTY" shall mean all Copyrights; Patents; Rights of
Publicity; Trademarks; Domain Names; Trade Secrets; and other similar intangible assets.

          "IP CLAIM" shall mean any suit, arbitration, opposition, interference, cancellation or other adversarial proceeding.

          "INTERESTED PARTIES" shall have the meaning set forth in Section
2.5(c).

          "IRS" shall mean the United States Internal Revenue Service.

          "KNOWLEDGE," with respect to any individual, or any other Person, as the case may be, shall mean the actual, direct and personal knowledge of such individual, or the executive officers (or persons performing similar functions) of such other Person, in each case after reasonable inquiry. The Knowledge of Radio Unica shall mean the Knowledge of the individuals set forth on SCHEDULE
1.1 of the Sellers' Disclosure Letter.

          "LAW" shall mean any law, rule, regulation, code, plan, Order or other restriction of any arbitrator, court or other Governmental Entity.

          "LEASED REAL PROPERTY" shall have the meaning set forth in Section 5.4(b).

          "LEASES" shall have the meaning set forth in Section 5.4(b)(i).

          "LICENSEE" and "LICENSEES" shall have the meanings set forth in the preamble and shall include any successor entities to the Licensee constituting "debtors-in-possession" under the Bankruptcy Code.

          "LIEN" shall mean any pledge, option, charge, hypothecation, easement, security interest, right of way, encroachment, mortgage, deed of trust, or other encumbrance or restriction on transfer and shall also have the meaning ascribed to "lien" in Section 101 of the Bankruptcy Code.

          "MATERIAL ADVERSE EFFECT" shall mean, (a) with respect to Radio Unica, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of Radio Unica or any Seller to consummate the transactions contemplated by this Agreement, (b) with respect to the Purchased Assets, an adverse effect on the properties, assets, liabilities or condition of the Purchased Assets and/or the Assumed Liabilities which results in a loss in value with respect to the Purchased Assets equal to or greater than Fifteen Million Dollars ($15,000,000), and (c) with respect to the Purchaser, an effect which is reasonably likely to prevent or materially delay or materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement; PROVIDED, that a Material Adverse Effect shall not be deemed to have occurred with respect to a Person or the Purchased Assets as a result solely of matters disclosed by such Person on the Sellers' Disclosure Letter or the Purchaser's Disclosure Schedule as of the execution of this Agreement or Schedules attached to this Agreement delivered contemporaneously with the execution of this Agreement; and PROVIDED FURTHER, in no event shall any of the following be taken into account (alone or in combination with any other event identified in this or the preceding proviso) in determining whether there has been such a Material Adverse Effect: (i) any change, event, circumstance, development or effect attributable

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primarily to the public announcement or pendency of this Agreement or the transactions contemplated by this Agreement; (ii) any material adverse effect on the assets (other than the Purchased Assets), business, financial condition or results of operations of Radio Unica or any of its Subsidiaries, including changes in the price or trading volume of Radio Unica's Securities; (iii) any change, event, circumstance, development or effect attributable primarily to conditions generally affecting the radio broadcasting industry, except to the extent that any such change, event, circumstance, development or effect has an adverse effect on the Purchased Assets that is materially and disproportionately greater than the adverse effect on radio station assets generally; (iv) any change in GAAP for companies operating in the radio broadcasting industry; and
(v) general economic, political or market conditions, or acts of terrorism or war (whether or not formally declared) except to the extent that any such conditions or acts have (A) an adverse effect on the Purchased Assets that is materially and disproportionately greater than the adverse effect on radio station assets generally or (B) a material adverse effect on the physical condition of the Purchased Assets, taken as a whole, or the ability of the Purchased Assets, taken as a whole, to be used in a manner consistent with past practice; and PROVIDED FURTHER, that the filing or pendency of the Bankruptcy Cases and any proceedings thereunder are not by themselves a Material Adverse Effect (it being understood that the facts underlying any allegations or claims against Radio Unica or the Sellers asserted in any such proceedings may be the basis for a Material Adverse Effect).

          "MIAMI SELLERS" shall have the meaning set forth in Section
4.3(b)(vii).

          "MIAMI STATIONS" shall have the meaning set forth in Section 4.3(a).

          "NETWORK" shall mean a communication system consisting of a group of broadcast stations that all transmit the same programming simultaneously for all or a substantial portion of the broadcast day, together with all goodwill and intangibles associated therewith and including contracts for programming and contracts for on-air talent, but excluding the physical assets of each of the broadcast stations that are part thereof.

          "NETWORK ASSETS" shall have the meaning set forth in Section 2.1(l).

          "NOTICE DATE" shall have the meaning set forth in Section 2.5(c)(i).

          "OPERATING COMPANY" and "OPERATING COMPANIES" shall have the meanings set forth in the preamble.

          "ORDER" or "ORDERS" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitral body.

          "OWNED REAL PROPERTY" shall have the meaning set forth in Section 5.4(a).

          "PARTY" shall mean a party to this Agreement.

          "PATENTS" shall mean all patents and industrial designs, including without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, and rights to sue for past Infringement thereof.

          "PERMITTED LIENS" shall mean (a) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent; (b) mechanics', carriers', workers', repairers' and similar Liens in respect of obligations not yet delinquent; (c) zoning, entitlement and other land use and environmental regulations by any Governmental Entity that do not impact the use or marketability of the property in question in a materially adverse manner; and
(d) such other Liens not materially adverse to the use or marketability of the Purchased Assets.

          "PERSON" shall mean any individual, corporation, partnership (general or limited), limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization or Governmental Entity or other entity or organization.

          "PROCEEDINGS" shall mean any judicial or administrative claim, litigation, suit, proceeding, formal investigation, inquiry, audit or review of any nature by any Taxing Authority.

          "PURCHASED ASSETS" shall have the meaning set forth in Section 2.1.

          "PURCHASE PRICE" shall have the meaning set forth in Section 3.1.

          "PURCHASER" shall have the meaning set forth in the preamble.

          "PURCHASER RETURNS" shall have the meaning set forth in Section 7.2.

          "PURCHASER'S DISCLOSURE LETTER" shall have the meaning set forth in
Article VI.

          "RADIO UNICA" shall have the meaning set forth in the preamble.

          "RADIO UNICA CORP." shall have the meaning set forth in the preamble.

          "REAL PROPERTY" shall have the meaning set forth in Section 2.1(c).

          "RELATED DOCUMENT" shall mean the documents expressly required to be executed in connection with the consummation of the transactions contemplated by this Agreement, including the Escrow Agreement.

          "REPRESENTATIVES" shall have the meaning set forth in Section 8.2(a).

          "RESTRUCTURING" shall mean the restructuring of the combined capitalization of the Restructuring Companies pursuant to the Bankruptcy Plan.

          "RESTRUCTURING COMPANIES" shall mean Radio Unica and the Sellers (and any other Subsidiaries of Radio Unica that are party to the Bankruptcy Plan).

          "RESTRUCTURING TRANSACTION" shall mean any or all of the following:
(a) discussions and negotiations with the Restructuring Companies' creditors in order to reduce or refinance outstanding senior and subordinated indebtedness of the Restructuring Companies, (b) commencement of the Bankruptcy Case and adoption and implementation of the Bankruptcy Plan, and (c) any other transaction, filing, case, action or event, or other series of transactions, filings, cases, actions or events (including, without limitation, a consent solicitation, a prenegotiated plan or any other bankruptcy case), whereby the completion of which, as evidenced by a Final Order, if applicable, shall have effectuated the Restructuring in all material respects.

          "RIGHTS OF PUBLICITY" shall mean all rights of publicity and privacy, including but not limited to the Use of the names, likenesses, voices, signatures, biographical information, persona and other recognizable aspects of real Persons, and rights to sue for past Infringement thereof.

          "SALES TAX" shall have the meaning set forth in Section 7.5(b).

          "SECURITIES" shall mean shares of capital stock, debt securities, partnership interests, membership interests in limited liability companies and similar rights.

          "SELLERS" shall have the meaning set forth in the preamble.

          "SELLERS' DISCLOSURE LETTER" shall have the meaning set forth in
Article V.

          "SELLERS TAX RETURNS" shall have the meaning set forth in Section 5.10(a).

          "SENIOR NOTES" shall mean the 113/4% Notes due 2006 issued by Radio Unica Corp. under an Indenture, dated June 27, 1998.

          "SOFTWARE" shall mean all computer programs (whether in source code or object code form), databases, compilations and data, and all documentation related to any of the foregoing.

          "STRADDLE PERIOD" shall mean all Tax periods commencing on a date that is prior to the Closing Date and ending on a date that is following the Closing Date.

          "STUDIO LEASES" shall have the meaning set forth in Section 2.1(c).

          "STUDIO PROPERTIES" shall have the meaning set forth in Section
2.1(c).

          "SUBSEQUENT CLOSING" shall have the meaning set forth in Section 4.3(a)(ii).

          "SUBSIDIARY" shall mean, with respect to any Person at any time, any corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust or estate, or unincorporated organization of which (or in which) more than fifty percent (50%) of: (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate, is, at such time, directly or indirectly owned by such Person.

          "SUPERIOR PROPOSAL" shall have the meaning set forth in Section
8.2(d).

          "SURVEY" shall have the meaning set forth in Section 8.11(b).

          "TANGIBLE PERSONAL PROPERTY" shall have the meaning set forth in
Section 2.1(b).

          "TAX" or "TAXES" shall mean any and all taxes, assessments, duties or charges of any kind whatsoever, including, without limitation, corporate, business profits, franchise, income, sales, use, AD VALOREM, gross receipts, value-added, profits, license, minimum, alternative minimum, environmental, withholding, payroll, employment, excise, property, customs and occupation taxes that are imposed by a Taxing Authority, and any interest, fine, penalty, addition to tax and other amounts imposed with respect thereto.

          "TAXING AUTHORITY" shall mean any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "TAX RETURNS" shall mean all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

          "TIME BROKERAGE AGREEMENTS" shall mean (i) the Time Brokerage Agreement, dated April 12, 2001, by and between Radio Unica of Miami License Corp. and Hispanic Christian Radio, LLC, and (ii) the Time Brokerage Agreement, dated June 1, 2001, as amended, by and between Radio Unica of New York License Corp. and Radio Restoration.

          "TITLE COMMITMENT" shall have the meaning set forth in Section
8.11(a).

          "TITLE COMPANY" shall have the meaning set forth in Section 8.11(a).

          "TITLE POLICY" shall have the meaning set forth in Section 8.11(a).

          "TOWER SITE LEASES" shall have the meaning set forth in Section
2.1(c).

          "TOWER SITE PROPERTIES" shall have the meaning set forth in Section 2.1(c).

          "TRADEMARKS" shall mean all trademarks, service marks, trade names, designs, logos, emblems, signs or insignia, slogans, other similar designations of source or origin and general intangibles of like nature, together with the goodwill of the business symbolized by any of the foregoing, registrations and applications relating to any of the foregoing, and rights to sue for past Infringement thereof.

          "TRADE SECRETS" shall mean all forms and types of financial, business, scientific, technical, economic, or engineering information, including without limitation patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs, or codes, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing if (a) the owner thereof has taken reasonable measures to keep such information secret; and (b) the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public, and rights to sue for past Infringement thereof.

          "TRANSACTION" shall have the meaning set forth in Section 8.6(b).

          "TRANSFER TAXES" shall have the meaning set forth in Section 7.5.

          "TREASURY REGULATIONS" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as may be amended from time to time.

          "TRIGGER DATE" shall have the meaning set forth in Section 10.1(j).

          "USE" shall mean to copy, reproduce, display, perform, transmit, produce, distribute, disclose to third parties, create derivative works of or otherwise modify, make, use, hold or make available for use, sell (or offer to make, use or sell), import, export, or otherwise exploit, or grant to others the right or license to do the same.

          "WARN" shall mean the Worker Adjustment and Retraining Notification Act, and any similar state or local Law.

          Section 1.2. OTHER TERMS. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

          Section 1.3. OTHER DEFINITIONAL PROVISIONS. (a) The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Where a reference in this Agreement is made to a Section, Schedule, Exhibit or Annex, such reference shall be to a Section of, Schedule, Exhibit or Annex to this Agreement unless otherwise indicated.

          (b) The words and phrases "include," "includes," "including," and "including, but not limited to," when used in this Agreement shall mean "including, without limitation."

          (c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (d) Unless the context requires otherwise, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

          (e)  The terms "DOLLARS" and "$" shall mean United States Dollars.

                                   ARTICLE II

                         THE PURCHASE AND SALE OF ASSETS

          Section 2.1. PURCHASED ASSETS. Upon the terms and subject to the conditions contained herein, on the Closing Date, Radio Unica will cause the Sellers to and the Sellers will sell, convey, transfer, assign and deliver to the Purchaser and/or one or more of its Designees, and the Purchaser will, or will cause one or more of its Designees to, as the case may be, purchase and acquire from the Sellers all of the legal and beneficial right, title and interest of the Sellers in and to all of their respective properties, assets, Contracts and rights used or useful in the Business of whatever kind or nature, whether real or personal, tangible or intangible, wherever located (the "PURCHASED ASSETS"), free and clear of all claims (as defined under the Bankruptcy Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code. The Purchased Assets shall include, but shall not be limited to, the properties, assets, Contracts and rights described below (but shall specifically exclude the Excluded Assets set forth in Section 2.2):

          (a) all licenses, permits and other authorizations, including applications with respect thereto, relating to the Acquired Stations issued to the Sellers by the FCC or any other Governmental Entity on or prior to the Closing Date, together with renewals or modifications thereof, including, without limitation, the licenses, permits, authorizations and applications identified on SCHEDULE 2.1(a) of the Sellers' Disclosure Letter (collectively the "ACQUIRED STATION LICENSES"; the Acquired Station Licenses issued to the Sellers by the FCC are referred to herein as the "FCC LICENSES");

          (b) (i) all of the Sellers' right, title and interest in and to all equipment, including broadcast equipment, transmitters and related equipment, broadcast towers, electrical devices, antennae, cables, tools and hardware, together with any additions thereto or replacements thereof made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date to the extent permitted hereunder (the "ACQUIRED STATIONS EQUIPMENT") and (ii) all of the office furniture and fixtures, office materials and supplies, inventory and other tangible personal property (other than the Acquired Stations Equipment), together with any additions thereto or replacements thereof made between the date hereof and the Closing Date, and less any retirements or dispositions thereof made between the date hereof and the Closing Date to the extent permitted hereunder (together with the Acquired Stations Equipment, and as collectively described on SCHEDULE 2.1(b) of the Sellers' Disclosure Letter, the "TANGIBLE PERSONAL PROPERTY");

          (c) all of the Sellers' right, title and interest in and to all of the real property used at the tower site facility for each Acquired Station that is leased by each Seller (the "TOWER SITE LEASES") or owned by each Seller (together with the Tower Site Leases, the "TOWER SITE PROPERTIES"), all of the Sellers' ownership or leasehold rights in and to any buildings, fixtures, and improvements located thereon, together with any additions thereto between the date hereof and the Closing Date, and all leased property used as any Acquired Station's broadcast studio (the "STUDIO LEASES" or "STUDIO PROPERTIES"), including but not limited to those described on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively, the "REAL PROPERTY"), but, in the case of the Tower Site Leases, the Studio Leases and other leasehold rights, only to the extent such Leases constitute Assigned Contracts;

          (d) all of the Sellers' right, title and interest in and to the Assigned Contracts, together with all Contracts entered into or acquired by any Seller between the date hereof and the Closing Date in accordance with Section 8.9(b)(ii) of this Agreement which the Purchaser has agreed to assume in writing at the Closing;

          (e) all of the Sellers' right, title and interest in and to the call letters associated with the Acquired Stations, including without limitation all Trademark rights therein (collectively, the "ACQUIRED INTELLECTUAL PROPERTY"), and Copyrights in Software assigned to the Purchaser pursuant to Section 2.1(h);

          (f) all of the Sellers' right, title and interest in and to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Business;

          (g) subject to Section 3.5, all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items (and, in each case, security interests from third parties relating thereto);

          (h) all Software, including all Copyrights therein, held for use or useable by the Sellers in the conduct of the Business, whether owned, licensed or leased, or internally developed (in each case, subject to applicable restrictions on use);

          (i) all telephone numbers used by the Sellers in the conduct of the Business;

          (j) all files, records, and books of account relating to, or which are located at the premises of, the Acquired Stations, including studies, consulting reports, marketing and demographic data, list of advertisers, technical information and engineering data, filings with the FCC, copies of all written Assigned Contracts, logs and the public inspection file;

          (k) all claims, lawsuits or other causes of action of the Sellers with respect to the Purchased Assets or the Business; and

          (l) all broadcasting, production and other equipment, including office furniture and fixtures, related to or used by the Network operated by Radio Unica and described on SCHEDULE 2.1(l) of the Sellers' Disclosure Letter (collectively, the "NETWORK ASSETS");

PROVIDED, that by delivery to the Purchaser of written notice and a payment in the amount of Five Hundred Thousand Dollars ($500,000), which delivery shall be made not later than ninety (90) days from the date of this Agreement, Radio Unica may elect in its sole discretion to exclude the Network Assets from the Purchased Assets; PROVIDED, FURTHER, that if the Agreement is terminated, the Purchaser shall promptly refund such payment to Radio Unica.

          Section 2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that the Purchased Assets shall not include the following assets or the Sellers' right, title and interest therein (collectively, the "EXCLUDED ASSETS"):

          (a) Radio Unica's and the Sellers' rights under this Agreement and the Related Documents to which they are parties;

          (b) all Intellectual Property other than the Acquired Intellectual Property and Copyrights in Software assigned to the Purchaser pursuant to
Section 2.1(h) (the "EXCLUDED INTELLECTUAL PROPERTY"), including without limitation:

                    (i) all Network and local programs and programming materials and elements of whatever form or nature Used by Radio Unica or any of the Sellers, whether recorded on tape or any other substance, or intended for live performance, and whether completed or in production, and all related Intellectual Property Used in connection with such Network and local programs and programming materials; and

                    (ii) all Internet Web site content relating to Radio Unica and all Domain Names that include "Radio Unica" or any part or variation of "Radio Unica";

          (c) all cash, cash equivalents or similar type investments of each Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or in banks, and all accounts receivable generated from broadcasts by the Sellers prior to the Closing Date, but excluding an amount equal to all insurance proceeds received by Radio Unica or any of its Affiliates between the date hereof and the Closing and that were received on account of any damage to or loss suffered by any Purchased Asset that is not repaired, replaced or restored by the Sellers prior to the Closing Date;

          (d) all Contracts to which any Seller is a party that (i) have been terminated in accordance herewith, (ii) have expired prior to the Closing Date in the ordinary course of business, or (iii) do not constitute Assigned Contracts pursuant to Section 2.5 hereof or are not otherwise assumed by the Purchaser pursuant to Section 2.1(d);

          (e) any and all Contracts for satellite capacity, transmission or related services to which the Network operated by Radio Unica is a party;

          (f) all of the rights, title and interests held by the Network operated by Radio Unica in and to any and all Contracts authorizing the Network operated by Radio Unica to broadcast all or a portion of any sporting event;

          (g) all of the rights, title and interests held by the Network operated by Radio Unica in and to any and all Contracts pursuant to which the Network operated by Radio Unica has agreed to sponsor any promotional event;

          (h) all of the rights, title and interests held by the Network operated by Radio Unica in and to all other Contracts to which the Network is a party;

          (i) all telephone numbers used by the Network operated by Radio Unica, including, but not limited to, (800) 522-1235, (305) 463-5000 and related extensions;

          (j) the Network Assets if Radio Unica shall have provided the notice and payment therefor pursuant to the proviso in Section 2.1;

          (k) the minute books, stockholder and transfer records, Tax, accounting and billing records and Tax Returns (except for the Purchaser's rights of access set forth herein) of the Sellers;

          (l) contracts of insurance and all insurance proceeds or claims made by the Sellers relating to property or equipment repaired, replaced or restored by the Sellers prior to the Closing Date, errors and omissions contracts of insurance, producers liability insurance and all other contracts of insurance relating to the Excluded Assets;

          (m) any and all claims, lawsuits or other causes of action any Seller may have with respect to Excluded Assets or transactions with respect to Excluded Assets prior to the Closing Date and the proceeds thereof;

          (n)  any assets of or held in respect of any Employee Benefit Plan;

          (o) any stock or other equity interests or any debt securities or promissory notes or other securities convertible into or exchanged for the foregoing owned by Radio Unica or any of its Subsidiaries in, or issued by, any Subsidiaries, including, but not limited to, the Sellers, Radio Unica Network, Inc., Mass Promotions, Inc., Mass Inc., Radio Unica of San Diego Inc., Radio Unica of San Diego License Corp., UnicaLibros Publishing Corp., Radio Unica Sales Corp., Radio Unica of Denver Inc. and Radio Unica of Denver License Corp., or any other Person;

          (p) all refunds, rebates or similar payments with respect to Taxes to the extent such Taxes were paid by or on behalf of any Seller; and

          (q) all claims, rights or causes of action by or of the Sellers or Radio Unica under Sections 544, 545, 547 and 548 of the Bankruptcy Code (other than any such claims as may exist against the Purchaser).

          Section 2.3. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement, at the Closing the Purchaser (or its Designees) shall assume the following liabilities and obligations, but only to the extent such liabilities or obligations relate to Purchased Assets which are transferred and assigned to the Purchaser or its Designees at the Closing or otherwise pursuant to this Agreement (collectively, the "ASSUMED LIABILITIES"):

          (a) any liabilities and obligations relating to events or circumstances occurring from and after the Closing Date arising out of or resulting from the ownership, lease, license, operation or disposition of the Purchased Assets by the Purchaser or any of its Designees;

          (b) any liabilities and obligations relating to events or circumstances occurring after the Closing Date under the Assigned Contracts;

          (c) liabilities related to the employment or termination of employment on and after the Closing of any person who becomes an employee of the Purchaser or any Affiliate thereof, including but not limited to any liability arising under the WARN Act; and

          (d)  liability for Taxes as set forth in Section 3.5 and 7.5(b).

          Section 2.4. EXCLUDED LIABILITIES. Notwithstanding anything contained in this Agreement to the contrary, neither the Purchaser nor any Designee shall assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any Related Document (except to the extent expressly provided in any Related Document to which the Purchaser or any Designee is a party), or as a result of the consummation of the transactions contemplated by this Agreement or such Related Document, to have assumed, or to have agreed to pay, satisfy, discharge or perform, and shall not be liable for, any liability, obligation, Contract or indebtedness of Radio Unica, any Seller or any other Affiliate of Radio Unica or any other Person, whether primary or secondary, direct or indirect, other than the Assumed Liabilities (all such liabilities and obligations that are NOT Assumed Liabilities are referred to herein as the "EXCLUDED LIABILITIES") including, without limitation, those set forth below:

          (a) all liabilities, obligations and indebtedness of Radio Unica, any Seller or any other Affiliate of Radio Unica to the extent they relate to any of the Excluded Assets;

          (b)  liability for Taxes as set forth in Section 3.5;

          (c) all liabilities, obligations and indebtedness for any legal, accounting, investment banking, brokerage or similar fees or expenses incurred by Radio Unica or any Seller or any other Affiliate of Radio Unica, in connection with, resulting from or attributable to the transactions contemplated by this Agreement;

          (d) all obligations or liabilities for any borrowed money incurred by Radio Unica or any Seller or any other Affiliate of Radio Unica;

          (e) all obligations of Radio Unica or any Seller or any other Affiliate of Radio Unica related to the ownership or issuance of any capital stock or other equity interest of Radio Unica or the Sellers, including any stock options or warrants;

          (f) all liabilities, obligations and indebtedness (whether past, present, future, known or unknown, liquidated or unliquidated, accrued or unaccrued) of Radio Unica or any Seller or any other Affiliate of Radio Unica resulting from, caused by or arising out of, directly or indirectly, the conduct of their respective businesses or the ownership or lease of any of their respective properties or assets or any properties or assets previously used by Radio Unica, any Seller or any other Affiliate of Radio Unica at any time prior to or on the Closing Date, including, without limitation, such of the foregoing
(i) as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirement of any Law or (ii) that relate to, result in or arise out of the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any EHS Law or other Law;

          (g) all obligations to provide benefits coverage, notice or severance under WARN, Section 4980B of the Code and Sections 601 through 608 of ERISA ("COBRA") or any Employee Benefit Plan, or any applicable Laws of any state providing for similar benefits or protections with respect to any employees (and former employees and qualified beneficiaries) of Radio Unica, any Seller or any other Affiliate of Radio Unica, including employees on disability leave on the Closing Date with respect to any qualifying event (within the meaning of COBRA) that occurs at or before the Closing;

          (h) all liabilities, known or unknown, of Radio Unica, any Seller or any other Affiliate of Radio Unica relating to the recruitment, employment, potential employment or termination of employment of any employee of Radio Unica, any Seller or any other Affiliate of Radio Unica, including employees on disability leave on the Closing Date with respect to any qualifying event (within the meaning of COBRA) that occurs at or before the Closing, including any claims arising under any Employee Benefit Plan or Contract pertaining thereto, except as otherwise provided in Section 2.3(c) or as may arise out of the Purchaser's breach of the provisions of Section 8.12;

          (i) any liabilities for any and all Transfer Taxes due as a result of the transactions contemplated by this Agreement; and

          (j) all mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like Liens attaching to any Purchased Asset as a result of events or circumstances on or prior to the Closing Date.

          Section 2.5.   CONTRACT ASSUMPTION AND ASSIGNMENT.

          (a) ASSIGNED CONTRACTS. SCHEDULE 2.5(a) to the Sellers' Disclosure Letter sets forth a list of all Contracts relating to the Business. SCHEDULE 2.5(a) is organized according to type of Contract and thereafter by counterparty and, with respect to any Contract that consists of a master agreement and separate purchase orders, statements of work, invoices, supplements, appendices, schedules or amendments, SCHEDULE 2.5(a) describes each such purchase order, statement of work, invoice, supplement, appendix, schedule or amendment in reasonable detail. SCHEDULE 2.5(a) specifies with respect to each Contract set forth thereon, the name of such Contract, the date of such Contract and any amendments thereto, the parties to such Contract, and the correct address for notices to counterparties thereunder. The Sellers shall assign and the Purchaser shall assume those Contracts set forth on SCHEDULE 2.5(a) that are identified by written notice from the Purchaser no later than twenty (20) Business Days after the date hereof as Contracts which the Purchaser desires to assume (collectively, the "ASSIGNED CONTRACTS") (it being understood that there shall be no adjustment to the Purchase Price as a result of any exclusion of properties, assets, Contracts or rights specified in any such notice).

          (b) ADDITIONAL CONTRACTS. Prior to any Seller entering into or acquiring any Contract after the date hereof as permitted under Section 8.9(b)(ii) that relates to the Purchased Assets from and after the Closing Date, such Seller shall promptly notify the Purchaser and afford the Purchaser a reasonable opportunity, prior to executing or acquiring such Contract, to comment on the terms thereof. Upon executing or acquiring such Contract, the Seller shall promptly furnish the Purchaser a fully executed copy of such Contract.

          (c) CONFIDENTIALITY. Each of the Parties hereby agrees (i) that it is in the best interests of the Sellers and the Purchaser for the lists of, or any other information regarding, the Assigned Contracts, specifically including the type of information set forth in SCHEDULE 2.5(a) to the Sellers' Disclosure Letter (such information, the "CONTRACT CONFIDENTIAL INFORMATION"), to be kept confidential and not to be revealed, disclosed or divulged to any other party (specifically excluding (x) the agents, advisors and actual or potential investors and lenders of such Party who need to know such information and who are advised of the confidential nature of such information, (y) the representatives of any official committee appointed in the Bankruptcy Cases who enter into a customary confidentiality agreement and their respective advisors and (z) the Bankruptcy Court (collectively, the "INTERESTED PARTIES")) prior to the date (the "NOTICE DATE") on which the counterparties to the Assigned Contracts are given notice of a motion with the Bankruptcy Court to have the Sellers assign the Assigned Contracts to the Purchaser or its Designees, (ii) not to disclose any Contract Confidential Information to any third party (other than the Interested Parties) other than as is required to be given to parties to any of the Assigned Contracts ("CONTRACT PARTIES"), (iii) that the Contract Confidential Information shall be kept confidential from and shall not be disclosed to any party (other than any Interested Party) entitled to receive notice in the Bankruptcy Cases until after the Notice Date, and (iv) notwithstanding any of the foregoing, the Purchaser may contact any of the Contract Parties in order to negotiate with such Contract Parties the possible assignment and, if applicable, assumption of any Assigned Contracts, PROVIDED that the Purchaser shall use its commercially reasonable efforts to notify and coordinate with Radio Unica prior to any such negotiation.

          Section 2.6. CONTRACT OBLIGATIONS. The Purchaser shall be obligated to pay any amounts for services rendered and goods provided on and after the Closing Date under any Assigned Contract validly assigned to the Purchaser or its Designees.

          Section 2.7. NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by the Purchaser or any of its Designees of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Purchaser, Radio Unica or the Sellers as compared to the rights and remedies which such third party would have had against Radio Unica or the Sellers absent the Bankruptcy Cases and had the Purchaser or any of its Designees not assumed such Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Purchaser or any of its Designees of the Assumed Liabilities shall not create any third-party beneficiary rights other than with respect to the Person that is the obligee of such Assumed Liability.

                                   ARTICLE III

                           PURCHASE PRICE AND DEPOSIT

          Section 3.1. PURCHASE PRICE. In consideration for the sale, assignment, transfer and conveyance of the Purchased Assets, at Closing the Purchaser shall pay the sum of One Hundred Forty-Nine Million Five Hundred Twenty-Five Thousand Dollars ($149,525,000) (the "PURCHASE PRICE") to the Sellers, plus or minus any adjustments to be made pursuant to Sections 3.5 and
8.13 hereof, and less the Earnest Money Deposit and the Holdback Amount (as so adjusted, the "ADJUSTED PURCHASE PRICE"), and the Purchaser (or its Designees) shall assume the Assumed Liabilities.

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

          Section 3.2.   Escrow Deposit.

          (a) Concurrently with the execution of this Agreement, the Purchaser shall deliver to the escrow agent designated in the Escrow Agreement (the "ESCROW AGENT"), the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000) to be held as an earnest money deposit (together with all interest thereon, the "EARNEST MONEY DEPOSIT") pursuant to an Escrow Agreement executed contemporaneously with the execution of this Agreement (the "ESCROW AGREEMENT") in the form of EXHIBIT B hereto. Pursuant to the Escrow Agreement, the Earnest Money Deposit shall be applied as follows:

                    (i) Upon the Closing, the Earnest Money Deposit shall be applied as a deposit towards the Purchase Price as provided in Section 3.3.

                    (ii) In the event that this Agreement is terminated for any reason whatsoever (other than pursuant to Section 10.1(h) or Section 10.1(j)) the Earnest Money Deposit shall be returned to the Purchaser.

                    (iii) In the event that this Agreement is terminated for the reasons set forth in Section 10.1(j), Six Million Dollars ($6,000,000) of the Earnest Money Deposit shall be paid to Radio Unica and the balance of the Earnest Money Deposit shall be returned to the Purchaser; PROVIDED, HOWEVER, that if the FCC Consent has not been granted by March 31, 2004, then the portion of the Earnest Money Deposit payable to Radio Unica in the event that this Agreement is terminated for the reasons set forth in
     Section 10.1(j) shall be Four Million Five Hundred Thousand Dollars ($4,500,000) and the remainder of the Earnest Money Deposit shall be returned to the Purchaser.

                    (iv) In the event that this Agreement is terminated for the reason set forth in Section 10.1(h), the Earnest Money Deposit shall continue to be held in escrow pursuant to the Escrow Agreement pending resolution of any related claims for damages.

          (b) The Purchaser shall be treated as the owner of the Earnest Money Deposit and any interest or dividends earned thereon for all Tax purposes.

          (c) The Earnest Money Deposit shall not be deemed to be liquidated damages and, except as set forth in Section 10.5, shall not limit any of the Parties' available rights and remedies under this Agreement, at law or in equity or otherwise.

          Section 3.3. PAYMENT OF PURCHASE PRICE. At the Closing, (a) the Purchaser shall transfer or cause its Designee to transfer the Adjusted Purchase Price to the Sellers by wire transfer of immediately available funds into an account designated in writing by the Sellers, in accordance with the Bankruptcy Plan, (b) the Earnest Money Deposit shall be paid to the Sellers pursuant to the Escrow Agreement, and (c) the Holdback Amount shall be paid by the Purchaser or its Designee into escrow in accordance with the Holdback Escrow Agreement.

          Section 3.4. ALLOCATION OF PURCHASE PRICE. The Purchaser shall allocate the Purchase Price and the Assumed Liabilities (and other relevant items, including those pursuant to Section 3.5 and Article XI), as of the Closing, among the classes of assets (as described in the Treasury Regulations promulgated under Section 338 of the Code) to which the Purchased

Assets relate (the "ALLOCATION") in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law) and shall submit the proposed Allocation to Radio Unica not later than sixty (60) days after the Closing. If there is any adjustment to the Purchase Price or the Assumed Liabilities (or other relevant items), the Purchaser shall modify the Allocation by allocating such adjustment among the Purchased Assets in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law) and shall submit the new proposed Allocation to Radio Unica within sixty (60) days of such adjustment. If, within twenty (20) days after the receipt of the proposed Allocation, Radio Unica notifies the Purchaser in writing that Radio Unica has concluded that the proposed Allocation is not in accordance with section 1060 of the Code and the regulations promulgated thereunder (or any similar provision of local or state Tax law), then Radio Unica and the Purchaser shall attempt in good faith to resolve their disagreement within the twenty (20) days following Radio Unica's notification to the Purchaser of such disagreement. If Radio Unica does not so notify the Purchaser within twenty (20) days of receipt of the proposed Allocation, or upon resolution of the dispute by Radio Unica and the Purchaser, the proposed Allocation shall become the final Allocation. If Radio Unica and the Purchaser are unable to resolve their disagreement within the twenty (20) days following any such notification by Radio Unica, the dispute shall be submitted to a nationally recognized independent accounting firm chosen jointly by the Purchaser and Radio Unica, for resolution within twenty (20) days of such submission. All Parties shall cooperate fully to facilitate a prompt determination of the Allocation. For all Tax purposes, the transactions contemplated by this Agreement shall be reported in a manner consistent with the final Allocation and neither Radio Unica, the Purchaser, nor any of their respective Affiliates, shall take any position inconsistent therewith in any Tax Return (including IRS Form 8594), in any litigation or otherwise, unless required by applicable Law. The fees, costs and expenses of the accounting firm retained to resolve any dispute with respect to the Allocation, if applicable, shall be borne equally by the Purchaser, on the one hand, and Radio Unica, on the other.

          Section 3.5.   PRORATION OF INCOME AND EXPENSES; ALLOCATION OF SALES
                         TAX.

          (a) The Purchaser and the Sellers agree that, except as otherwise provided in this Agreement, all of the items customarily prorated relating to the ownership, lease, maintenance and operation of the Purchased Assets, including those listed below (but not including income Taxes), shall be prorated as of the Closing Date, with the Sellers liable to the extent such items relate to any period (or portion thereof) ending on or prior to the Closing Date, and the Purchaser liable to the extent such items relate to any period (or portion thereof) ending after the Closing Date (measured by calendar days):

                    (i) personal property, real estate, occupancy and similar Taxes, but not income, profits or similar Taxes, on or arising out of, in respect of, or in connection with, the ownership, lease, maintenance or operation of the Purchased Assets;

                    (ii) any permit, license, registration, compliance assurance fees or other fees arising out of, in respect of, or in connection with, any FCC Licenses or other Acquired Station Licenses;

                    (iii) payments under the Studio Leases, Tower Site Leases or any other Lease constituting an Assigned Contract;

                    (iv) payments under the Time Brokerage Agreements that constitute Assigned Contracts;

                    (v) sewer rents and charges for water, telephone, electricity and other utilities arising out of, in respect of, or in connection with, the Purchased Assets;

                    (vi)   prepaid operating and maintenance expenses; and

                    (vii) all other items normally adjusted in connection with similar transactions.

          (b) Except as otherwise agreed by the Parties, the net amount of all such prorations and adjustments provided for in subsection (a) above shall be settled and paid on the Closing Date by appropriate adjustment to the Purchase Price. As to those prorations and adjustments not readily ascertained on the Closing Date, the Purchaser and the Sellers will use their commercially reasonable efforts to resolve (using reasonable estimates where necessary) and pay all adjustments and prorations hereunder within ninety (90) days of the Closing Date. In the event of any disputes between the Parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be resolved by an independent certified public accountant mutually acceptable to the Purchaser and Radio Unica, and the fees and expenses of such accountant shall be paid one-half by the Purchaser and one-half by Radio Unica. The decision of such accountant shall be rendered within one hundred eighty (180) days after the Closing Date and shall be conclusive and binding on the Parties.

                                   ARTICLE IV

                                     CLOSING

          Section 4.1. CLOSING. Upon the terms and subject to the conditions hereof, the closing of the transactions contemplated hereby (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, Washington, D.C. 20005 at 10:00 a.m., local time, on the second (2nd) Business Day following the satisfaction or waiver (subject to applicable Law) of the conditions precedent specified in Article IX (other than those conditions that by their nature are to be fulfilled only at the Closing, but subject to the fulfillment or waiver (subject to applicable Law) of such conditions) or at such other time and place as the Parties may mutually agree in writing (such date, the "CLOSING DATE").

          Section 4.2. DELIVERIES AT CLOSING. (a) At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

                    (i)    the officer's certificates contemplated by Section
     9.3(c);

                    (ii) a bill of sale duly executed by the Sellers and Radio Unica in form and substance reasonably satisfactory to the Purchaser and Radio Unica transferring the Purchased Assets to the Purchaser;

                    (iii) copies of all consents, waivers and approvals obtained by Radio Unica and any Seller that are required for the consummation of the transactions contemplated by this Agreement including the Confirmation Order;

                    (iv) assignment and assumption agreements duly executed by the Sellers relating to the Assigned Contracts in form and substance reasonably satisfactory to the Purchaser and Radio Unica;

                    (v) deeds duly executed by the applicable Sellers in recordable form under applicable Law in form and substance reasonably acceptable to the Purchaser and Radio Unica transferring the Owned Real Property to the Purchaser or each applicable Designee;

                    (vi) an Assignment of Licenses duly executed by the applicable Licensee in form and substance reasonably acceptable to the Purchaser and Radio Unica transferring the Acquired Station Licenses to the Purchaser or each Designee;

                    (vii) a joint notice to the Escrow Agent duly executed by Radio Unica to release the Earnest Money Deposit to the Sellers in accordance with the terms and conditions of the Escrow Agreement;

                    (viii) the Holdback Escrow Agreement duly executed by Radio Unica, each Seller and the escrow agent thereunder;

                    (ix) a statement duly executed by each Seller pursuant to Treasury Regulation Section 1.1445-2(b), certifying as to each such Seller's non-foreign status; and

                    (x) such other certificates and evidences of transfer as the Purchaser may reasonably require.

          (b) At the Closing, the Purchaser shall deliver, or cause to be delivered, to Radio Unica and the Sellers, the following:

                    (i) the Adjusted Purchase Price, calculated as set forth in Section 3.1 and delivered in accordance with Section 3.3;

                    (ii) the officer's certificates contemplated by Section 9.2(c);

                    (iii) copies of all consents, waivers and approvals obtained by the Purchaser or its Affiliates that are required for the consummation of the transactions contemplated by this Agreement;

                    (iv) assignment and assumption agreements duly executed by the Purchaser or its Designee relating to the Assigned Contracts in form and substance reasonably satisfactory to the Purchaser and Radio Unica;

                    (v) a joint notice to the Escrow Agent duly executed the Purchaser to release the Earnest Money Deposit to the Sellers in accordance with the terms and conditions of the Escrow Agreement;

                    (vi) the Holdback Escrow Agreement duly executed by the Purchaser; and

                    (vii) such other certificates and evidences of transfer as either Radio Unica or any Seller may reasonably require.

          Section 4.3.   CLOSING WITH RESPECT TO ENTIRETY OF ACQUIRED STATIONS.

          (a) The Closing shall occur only with respect to the entirety of the Acquired Stations as a whole, notwithstanding that the conditions to Closing with respect to each Acquired Station may be satisfied at different times; PROVIDED, HOWEVER, that, in the event that all of the conditions to the Closing are satisfied or waived other than the FCC Consent relating to the two (2) stations owned and operated by Radio Unica of Miami, Inc. and Radio Unica of Miami License Corp. (the "MIAMI STATIONS") having become a Final Order, then (i) an initial Closing shall occur with respect to all of the Acquired Stations other than the Miami Stations (the "INITIAL CLOSING") and (ii) a subsequent Closing shall occur with respect to the Miami Stations on the second (2nd) Business Day following the FCC Consent with respect to such stations having become a Final Order or at such other time as the Parties may mutually agree in writing (the "SUBSEQUENT CLOSING").

          (b) For purposes of determining the terms and conditions of any Initial Closing, (i) all references in this Agreement to the "Purchase Price" shall refer to One Hundred Thirty-Nine Million Five Hundred Twenty-Five Thousand Dollars ($139,525,000), (ii) all references in this Agreement to the "Adjusted Purchase Price" shall refer to the Purchase Price, as modified in Section 4.3(b)(i), adjusted to account for the items in Section 3.5 relating to the Acquired Stations other than the Miami Stations, less the Earnest Money Deposit and the Holdback Amount (as provided in Section 4.3(b)(ix)), (iii) all references in this Agreement to the "Closing" (other than the references in Section 4.3(a)) shall refer to the Initial Closing, (iv) all references in this Agreement to the "Closing Date" shall refer to the date of the Initial Closing,
(v) all references in this Agreement to the "Purchased Assets" and any defined terms denoting some portion of the "Purchased Assets" shall refer to the Purchased Assets other than the Miami Stations and the other Purchased Assets used or held for use in connection with the operation of the Miami Stations,
(vi) all references in this Agreement to the "Assumed Liabilities" shall refer to the Assumed Liabilities other than the Assumed Liabilities relating to the Miami Stations, (vii) all references in this Agreement to the Sellers in Section
3.5 and Section 4.2 shall refer to the Sellers other than Radio Unica of Miami, Inc. and Radio Unica of Miami License Corp. (collectively, the "MIAMI SELLERS"),
(viii) the Earnest Money Deposit shall be released and applied against the Purchase Price in connection with the Initial Closing, (ix) the Holdback Amount paid into escrow at the Initial Closing shall be Four Hundred Sixty-Four Thousand

Dollars ($464,000), and (x) all other actions or matters that are conditions to or are to be performed in connection with the Closing shall be actions or matters that are conditions to or are to be performed in connection with the Initial Closing, and all time periods calculated in reference to the Closing shall be calculated in reference to the Initial Closing.

          (c) For purposes of determining the terms and conditions of the Subsequent Closing, (i) all references in this Agreement to the "Purchase Price" shall refer to Ten Million Dollars ($10,000,000), (ii) all references in this Agreement to the "Adjusted Purchase Price" shall refer to the Purchase Price, as modified in Section 4.3(c)(i), adjusted to account for the adjustment items in
Section 3.5 relating to the Miami Stations, less the Holdback Amount (as provided in Section 4.3(c)(viii)), (iii) all references in this Agreement to the "Closing" (other than the references in Section 4.3(a)) shall refer to the Subsequent Closing, (iv) all references in this Agreement to the "Closing Date" shall refer to the date of the Subsequent Closing, (v) all references in this Agreement to the "Purchased Assets" and any defined terms denoting some portion of the "Purchased Assets" shall refer to the Purchased Assets that were not transferred to the Purchaser or its Designees at the Initial Closing, (vi) all references in this Agreement to the "Assumed Liabilities" shall refer to the Assumed Liabilities that were not assumed by the Purchaser or its Designees at the Initial Closing, (vii) all references in this Agreement to the Sellers in
Section 3.5 and Section 4.2 shall refer to the Miami Sellers, (viii) the Holdback Amount paid into escrow at the Subsequent Closing shall be Thirty-Six Thousand Dollars ($36,000), and (ix) all other actions or matters that are conditions to or are to be performed in connection with the Closing shall be actions or matters that are conditions to or are to be performed in connection with the Subsequent Closing, and all time periods calculated in reference to the Closing shall be calculated in reference to the Subsequent Closing.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF RADIO UNICA

          The Purchaser specifically acknowledges and agrees to the following with respect to the representations and warranties of Radio Unica:

          (a) Without limitation of its rights under Sections 8.5 and 8.10 or its right to rely on the representations and warranties of Radio Unica and the Sellers set forth in this Article V, the Purchaser has conducted its own due diligence investigation of the Purchased Assets.

          (b) Except when the context specifically requires, Radio Unica and the Sellers make no representations or warranties in this Article V with respect to any Excluded Assets.

          Subject to the foregoing, except as disclosed in the written statement delivered by Radio Unica to the Purchaser contemporaneously with the execution and delivery of this Agreement (the "SELLERS' DISCLOSURE LETTER"), Radio Unica and each Seller represents and warrants, jointly and severally, to the Purchaser as set forth below. All references in this Article V to any Schedule to this Agreement shall be deemed to refer to the relevant section of the Sellers' Disclosure Letter.

          Section 5.1. ORGANIZATION, AUTHORITY AND QUALIFICATION. Each of Radio Unica and each Seller (a) is a corporation duly organized, validly existing and, where applicable, is in good standing under the Laws of the state of its incorporation; (b) has all requisite corporate power and authority to own, lease or operate the assets it now owns, leases or operates; and (c) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Radio Unica or on the Purchased Assets.

          Section 5.2. POWER AND AUTHORITY RELATIVE TO THIS AGREEMENT. Subject to the Confirmation Order, each of Radio Unica and each of the Sellers has the requisite corporate power and authority to execute and deliver this Agreement and any Related Documents to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and corporate actions on the part of Radio Unica and each Seller required by Law or its organizational documents to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated herein and therein have been duly taken or will have been duly taken following the Solicitation Period (as defined in the Bankruptcy Plan), and, except as described herein, no other corporate proceedings or corporate actions on the part of any of Radio Unica or any Seller, its board of directors or its stockholders are necessary. As of the date hereof, the Board of Directors and the board of directors of each Seller have resolved to solicit votes for the Bankruptcy Plan which contemplates approval of this Agreement and the transactions contemplated hereby. Subject to the Confirmation Order (and the terms thereof), this Agreement is, and each of the Related Documents to which each of Radio Unica and each Seller is or will be a party will upon execution be, a valid and binding agreement enforceable against Radio Unica and each such Seller in accordance with its terms. Subject to the Break-Up Payment Claim Order or the Break-Up Payment Order, as applicable, Radio Unica has full power and authority to grant the Break-Up Payment without further order of the Bankruptcy Court.

          Section 5.3.   NO VIOLATION; CONSENTS AND APPROVALS.

          (a)  Subject to receiving the consents or waivers referred to on
SCHEDULE 5.3(a) of the Sellers' Disclosure Letter and the consents referred to in Section 5.3(b), the execution and delivery by Radio Unica and each Seller of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the organizational documents of Radio Unica or any Seller, (ii) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any right or obligation of Radio Unica or any Seller under any Contract to which Radio Unica or any Seller is a party or by which Radio Unica or any Seller, or any of their respective properties or assets are bound, (iii) violate any Order of any Governmental Entity to which Radio Unica or any Seller is bound or subject, (iv) subject to the entry of the Confirmation Order, violate any applicable Law, or
(v) except as provided for herein, result in the imposition or creation of any Lien upon the Purchased Assets other than a Permitted Lien, other than, in the case of clauses (i) through (iv), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation or termination that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Radio Unica or the Purchased Assets.

          (b) Except as set forth on SCHEDULE 5.3(b) of the Sellers' Disclosure Letter, no Order or permit issued by, or declaration or filing with, or notification to, or waiver from any Governmental Entity is required on the part of Radio Unica or any Seller in connection with the execution and delivery of this Agreement and each Related Document to which it is or will be a party, or the compliance or performance by Radio Unica or any Seller with any provision contained therein, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Radio Unica or the Purchased Assets.

          (c) As of the date of this Agreement, the holders of more than 50% of the Common Stock and the holders of at least 66 2/3% of the outstanding indebtedness of Radio Unica evidenced by the Senior Notes have indicated their approval and endorsement of this Agreement and the transactions contemplated hereunder, and, in the case of the holders of the Senior Notes, letters of confirmation and support have been provided to the Purchaser.

          Section 5.4.   REAL ESTATE; TITLE TO PROPERTIES.

          (a) OWNED REAL PROPERTY. All of the real property owned by the Sellers is identified on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively, the "OWNED REAL PROPERTY"). The Sellers have good and marketable, fee simple title in and to the Owned Real Property.

                    (i) SUFFICIENCY OF PROPERTY/COMPLIANCE WITH THE LAW. The Sellers have sufficient title to such easements, rights of way and other rights appurtenant to each of the Owned Real Properties as are necessary to permit ingress and egress to and from the Owned Real Property to a public way, and the improvements on the Owned Real Property have access to such sewer, water, gas, electric, telephone and other utilities as may be necessary to allow the business of the Seller operated thereon to be operated in the ordinary course. Except as set forth on SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, there has been no damage to the improvements located on the Owned Real Property that affects the conduct of the Business in any material respect that has not been properly repaired or remedied. Except as set forth on SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, there are no lessees or tenants at will in possession of any portion of any of the Owned Real Property other than the applicable Seller, whether as lessee, tenants at will, trespassers or otherwise. The current use of the Owned Real Property and all parts thereof does not violate any restrictive covenants of record affecting any of the Owned Real Property. All necessary licenses or permits by any Governmental Entity with respect to the Owned Real Property have been obtained, have been validly issued and are in full force and effect. The Sellers have received no notice from any Governmental Entity of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Owned Real Property that has not been heretofore corrected.

                    (ii) REAL PROPERTY TAXES. Except as set forth in SCHEDULE 5.4(a) of the Sellers' Disclosure Letter, the Sellers have received no written notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Owned Real Property.

                    (iii) CONDEMNATION. There is no pending or, to the Knowledge of Radio Unica, threatened condemnation of all or any part of the Owned Real Property.

                    (iv) INSURABILITY. The Sellers have received no notice from any insurance company of any material defects or inadequacies in the Owned Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

          (b) LEASED REAL PROPERTY. All of the real property leased by the Sellers as tenant or lessee is identified on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter (collectively referred to herein as the "LEASED REAL PROPERTY").

                    (i) LEASES. All of the leases of any of the Leased Real Property (collectively, the "LEASES") are as set forth on SCHEDULE 2.1(c) of the Sellers' Disclosure Letter. True and correct copies of the Leases have been made available to the Purchaser. The information with respect to each of the Leases set forth in SCHEDULE 2.1(c) is complete, accurate, true and correct in all material respects. With respect to each of the Leases, except as set forth on SCHEDULE 5.4(b):

          (A) each of the Leases is in full force and effect on the terms set forth therein and has not been modified, amended, or altered, in writing or otherwise;

          (B) all obligations of the landlord or lessor under the Leases that have accrued have been performed, and no landlord or lessor is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the landlord or lessor under any Lease except, in all cases as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any material respect;

          (C) all obligations of the tenant or lessee under the Leases that have accrued have been performed, and no Seller is in default under or in arrears in the payment of any sum or in the performance of any obligation required of it under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by any Seller except, in all cases, as such as will not materially detract from the marketability or value of the Leased Real Property and do not impair the operations of the lessee thereof in any material respect; and

          (D) there are no consents of any landlord or lessor required to transfer the Leased Real Property to the Purchaser.

                    (ii) COMPLIANCE WITH LAW. The Sellers have received no notice from any Governmental Entity of any violation of any zoning, building, fire, water, use, health, or other law, ordinance, code, regulation, license, permit or authorization issued in respect of any of the Leased Real Property that has not been heretofore corrected.

                    (iii) REAL PROPERTY TAXES. Except as set forth in SCHEDULE 5.4(b) of the Sellers' Disclosure Letter, the Sellers have received no written notice of any pending or threatened special assessment or reassessment of all or any portion of any of the Leased Real Property.

                    (iv) CONDEMNATION. There is no pending or, to the Knowledge of Radio Unica, threatened condemnation of all or any part of the Leased Real Property.

                    (v) INSURABILITY. The Sellers have received no notice from any insurance company of any material defects or inadequacies in the Leased Real Property or any part thereof, which would materially, adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance.

          Section 5.5. PERSONAL PROPERTY. SCHEDULE 2.1(b) of the Sellers' Disclosure Letter contains a description of the items of Tangible Personal Property (having a replacement cost of not less than $10,000 for each item) that comprise all the tangible personal property used or held for use in connection with the Business or which permit the operation of each Acquired Station as now conducted. The Sellers have good title to, or a valid leasehold or license interest in, all Tangible Personal Property, and none of such property is subject to any claims (as defined under the Bankruptcy Code), interests or Liens, except for Permitted Liens. Except as otherwise disclosed in SCHEDULE 5.5 of the Sellers' Disclosure Letter, all Tangible Personal Property (i) is in good operating condition and repair (ordinary wear and tear excepted), (ii) is available for immediate use in the business and operation of each of the Acquired Stations as currently conducted and (iii) together with the other Purchased Assets, permits each of the Acquired Stations to operate in accordance with the terms of their respective FCC Licenses and the FCC Rules.

          Section 5.6. LITIGATION. Except for the Bankruptcy Case and as set forth on SCHEDULE 5.6 of the Sellers' Disclosure Letter, there is no Claim or Order pending or, to Radio Unica's Knowledge, threatened, including counterclaims and crossclaims, against Radio Unica or any Affiliate of Radio Unica that seeks to restrain or prohibit or otherwise challenge the consummation, legality or validity of the transactions contemplated hereby or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets.

          Section 5.7. COMPLIANCE WITH LAW. All approvals, permits and licenses of Governmental Entities required for the Sellers to conduct the Business as it is currently conducted have been obtained, except for any such approvals, permits or licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets. SCHEDULE 2.1(a) of the Sellers' Disclosure Letter sets forth an accurate list of all Acquired Station Licenses. The Sellers are currently conducting the Business in compliance with all applicable Laws, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Radio Unica or on the Purchased Assets.

          Section 5.8.   FCC LICENSES.

          (a) SCHEDULE 2.1(a) of the Sellers' Disclosure Letter contains a true and complete list of the FCC Licenses. Each Licensee is the authorized legal holder of the FCC Licenses set forth opposite the name of such Licensee on
SCHEDULE 2.1(a). The FCC Licenses are in full force and effect, unimpaired by any act or omission of the relevant Licensee or the relevant Operating Company. The FCC Licenses are all of the licenses, permits or other authorizations from the FCC necessary for the conduct of the Business in the manner and to the full extent as the Business is currently conducted and there are no conditions upon the FCC Licenses except those conditions stated on the face thereof or those conditions that apply to radio broadcast licenses generally. No proceedings are pending or threatened (other than proceedings applicable to the radio broadcasting industry generally) nor do any facts exist which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications related to the FCC Licenses, the issuance of any cease and desist order related to the FCC Licenses, the imposition of any administrative actions by the FCC with respect to the FCC Licenses or which may affect the Purchaser's ability to operate the Acquired Stations in accordance with the FCC Licenses and the existing rules, regulations and policies of the FCC (the "FCC RULES").

          (b) Except as disclosed on SCHEDULE 5.8(b)(i) of the Sellers' Disclosure Letter, each Acquired Station and its transmission facilities are operating in material compliance with the FCC Licenses and the FCC Rules. Each Licensee has filed with the FCC all material reports or applications (including payment of any fee, fine or forfeiture due to the FCC as of the date hereof) with respect to the FCC Licenses and the relevant Acquired Station. Each Seller has complied in all material respects with applicable FCC Rules pertaining to
(i) the relevant Acquired Station's public file, and (ii) the requirements to maintain logs and other records. All such files, logs, and records required by the FCC are kept in good order and maintained at each Acquired Station. Except as disclosed on SCHEDULE 5.8(b)(ii) of the Sellers' Disclosure Letter, each Acquired Station's tower and transmitting facilities are in good repair and structurally sound, are currently maintained and shall be maintained in accordance with good engineering practice and all applicable FCC Rules, have correct monitoring points, and possess all necessary lighting and markings to comply with applicable FCC Rules. Except as disclosed on SCHEDULE 5.8(b)(iii) of the Sellers' Disclosure Letter, if required, the transmission towers are duly registered with the FCC and Federal Aviation Administration. Except as disclosed on SCHEDULE 5.8(b)(iv) of the Sellers' Disclosure Letter, each Acquired Station is currently transmitting its broadcast signal, and shall on the Closing Date be transmitting its broadcast signal, at no less than ninety percent (90%) of its maximum authorized power.

          Section 5.9.   CONTRACTS.

          (a) As of the date hereof, neither Radio Unica nor any Seller is a party to any agreement (other than this Agreement) for the acquisition, sale or lease of any of the Purchased Assets (by merger, purchase, syndication or sale of assets or otherwise).

          (b) The Sellers have made available to the Purchaser a correct and complete copy of each Contract set forth on SCHEDULE 2.5(a). Except as set forth on SCHEDULE 5.9(b) of the Sellers' Disclosure Letter, each Assigned Contract is a legal, valid and binding agreement of the applicable Seller party thereto and, to the Knowledge of Radio Unica, of each other party thereto, enforceable in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium (whether general or specific), fraudulent conveyance and similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law) and is in full force and effect in each case with such exceptions that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets. Except as set forth on SCHEDULE 5.9(b) of the Sellers' Disclosure Letter, neither the Seller party to such Assigned Contract nor, to the Knowledge of Radio Unica, no other party to any Assigned Contract is in default or breach of such Assigned Contract, except for any default or breach that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets.

          Section 5.10. TAX MATTERS. Except as set forth on SCHEDULE 5.10 of the Sellers' Disclosure Letter:

          (a) Subject to the entry of the Confirmation Order, all material Tax Returns with respect to the Purchased Assets required to be filed (the "SELLERS TAX RETURNS") have been filed, and the information provided on the Sellers Tax Returns is true, correct and complete in all material respects, and all Taxes shown to be due on the Sellers Tax Returns have been paid in full, except to the extent that a failure to file the Sellers Tax Returns, an inaccuracy in the Sellers Tax Returns, or a failure to pay such Taxes would not reasonably be expected to result in the Purchaser being liable for such Taxes and would not reasonably be expected to give rise to a Lien on the Purchased Assets.

          (b) Subject to the entry of the Confirmation Order, all material Taxes due and owing with respect to the Purchased Assets that are not required to be shown on a Tax Return have been paid in full except to the extent that a failure to pay such Taxes would not reasonably be expected to result in the Purchaser being liable for such Taxes and would not reasonably be expected to give rise to a Lien on the Purchased Assets.

          Section 5.11.  INTELLECTUAL PROPERTY.

          (a) There is no pending or, to the Knowledge of Radio Unica, threatened IP Claim against any Seller (i) alleging Infringement of material Acquired Intellectual Property rights of any Person or (ii) challenging any Seller's ownership or use of, or the validity, enforceability or registrability of, any material Acquired Intellectual Property, and, to the Knowledge of Radio Unica, there is no reasonable basis for an IP Claim regarding any of the foregoing.

          (b) None of the Sellers has brought or threatened an IP Claim against any Person (i) alleging Infringement of material Acquired Intellectual Property rights or (ii) challenging any Person's ownership or use of, or the validity, enforceability or registrability of, any Intellectual

Property based upon the material Acquired Intellectual Property, and, to the Knowledge of Radio Unica, there is no reasonable basis for an IP Claim regarding any of the foregoing.

          (c) The Sellers have full legal and equitable title to the Acquired Intellectual Property, and the Sellers have not transferred to any third party, by assignment, mortgage, security interest, license, or otherwise, any legal or equitable right, title or interest in and to the Acquired Intellectual Property or any portion thereof. The Acquired Intellectual Property includes all Intellectual Property licenses and other rights that are necessary for the use of any Software and technical and engineering data and information comprising any part of the Purchased Assets.

          (d) The Patents, registered Trademarks, and registered Copyrights set forth on SCHEDULE 5.11 of the Sellers' Disclosure Letter constitute a complete listing of all foreign or domestic Patents, registered Trademarks, and registered Copyrights which are used, held for use, or useable by any of the Sellers in the conduct of the Business.

          Section 5.12.  LABOR MATTERS; EMPLOYEE BENEFITS.

          (a) No Seller is a party to or bound by any collective bargaining agreement or other labor contract applicable to any employees of the Business, nor has any Seller agreed to recognize any labor union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any employees of the Business. To the Knowledge of Radio Unica, there are no organizational efforts currently being made or threatened by or on behalf of any labor union or other collective bargaining representative with respect to employees of the Business. There is no present or, to the Knowledge of Radio Unica, threatened labor strike, slowdown, lock out, stoppage or other dispute relating to the employees of the Business.

          (b) Radio Unica has made available to the Purchaser true and correct copies of each plan or arrangement (including each "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by (i) Radio Unica or any Seller or (ii) any entity which is treated as a "single employer" with Radio Unica or any Seller under Section 414 of the Code (an "ERISA AFFILIATE") and which provides benefits to any current or former employee of any Seller employed in connection with the Business (collectively, "EMPLOYEE BENEFIT PLANS"). Except as set forth on SCHEDULE 5.12(b) of the Sellers' Disclosure Letter (which, with respect to employees, former employees and qualified beneficiaries of Radio Unica of Chicago, Inc. and Radio Unica of Fresno, Inc., identifies those persons as such), no employee, former employee or qualified beneficiary of Radio Unica, any Seller or any ERISA Affiliate is receiving benefits under an Employee Benefit Plan pursuant to COBRA. All of the employees of Radio Unica and its Subsidiaries are the subject of Client Services and Co-Employment Agreements between Radio Unica or such Subsidiary and ADP Totalsource, and, except as with respect to nineteen (19) employees of Radio Unica of Chicago, Inc. and Radio Unica of Fresno, Inc., neither Radio Unica nor any Seller maintains any "group health plan" (as defined by Section 5000(b) of the Code).

          (c) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Radio Unica or the Purchased Assets, with respect to each Employee Benefit Plan, (i) Radio Unica, each Seller and each ERISA Affiliate, as applicable, has performed all obligations required to be performed by them under each Employee Benefit Plan, and none of Radio Unica, any Seller or any ERISA Affiliate is in default under, or in violation of the terms of, any Employee Benefit Plan; (ii) each Employee Benefit Plan has been established and maintained in accordance with its terms and in compliance with all applicable Laws, including ERISA and the Code, including the timely filing of all required reports, documents and notices, where applicable, with the IRS and the Department of Labor; and (iii) no Employee Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation and, to the Knowledge of Radio Unica, no such audit or investigation is pending or threatened and no reason exists that could reasonably be expected to give rise to any such audit or investigation. Except as may be required by COBRA, no Employee Benefit Plan is a group health plan providing coverage to former employees following termination of employment.

          Section 5.13.  ENVIRONMENTAL AND HEALTH AND SAFETY MATTERS.

          (a) Except as set forth in SCHEDULE 5.13(a) of the Sellers' Disclosure Letter, the Purchased Assets, the Business, and the activities, operations and assets of the Acquired Stations have been and are in compliance in all material respects with all applicable Laws relating to: (i) protection, preservation or cleanup of the environment or natural resources; (ii) the manufacture, use, handling, storage, treatment, disposal or release of or exposure to any chemical substance or toxic, hazardous or deleterious material, waste or agent (hereinafter "HAZARDOUS SUBSTANCE"), including without limitation petroleum or any fraction thereof, asbestos, and polychlorinated biphenyls; and
(iii) health and safety (all such laws and regulations, hereinafter "EHS LAWS").

          (b) There has been no Claim or Order, citation or written notice of violation that remains unresolved against any Seller or any Acquired Station, relating to material noncompliance with, or material liabilities or material obligations pursuant to, EHS Laws, and, to the Knowledge of Radio Unica, no such matter has been threatened.

          (c) No asbestos, polychlorinated biphenyls or underground storage tanks are present at, in, on or under the Purchased Assets except in material compliance with EHS Laws and the presence and use of Hazardous Substances at such properties have been limited to those types and amounts typical of radio broadcasting stations generally.

          (d) Except as set forth in SCHEDULE 5.13(a) of the Sellers' Disclosure Letter, there are no conditions or circumstances arising from or relating to the Purchased Assets, the activities or operations of the Sellers with respect to the Purchased Assets and the Business, including the presence, release or disposal of any Hazardous Substance, whether on or off of the Purchased Assets, that could result in material liabilities or material obligations pursuant to EHS Laws.

          (e) Radio Unica and the Sellers have provided to the Purchaser all assessments, audits, investigations, and sampling or similar reports relating to the environment, compliance with and liabilities pursuant to EHS Laws, or the presence or release of any Hazardous Substances, to the extent relating to the Purchased Assets or the activities or operations of Radio Unica or the Sellers with respect to the Purchased Assets that are in the possession or control of Radio Unica or the Sellers.

          Section 5.14.  BROKERS AND FINDERS. Except as set forth in SCHEDULE
5.14 of the Sellers' Disclosure Letter, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transaction contemplated hereby, or if the Closing does not occur, except for such fees payable solely by Radio Unica or any of its Affiliates.

          Section 5.15. LIMITATION OF REPRESENTATIONS AND WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V NEITHER RADIO UNICA NOR ANY SELLER IS MAKING ANY OTHER REPRESENTATIONS OR WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS, THE BUSINESS OR THE ASSETS OR LIABILITIES OF RADIO UNICA OR ANY SELLER. THE PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT INCLUDING WITHOUT LIMITATION ARTICLE V, NEITHER RADIO UNICA NOR ANY SELLER HAS MADE, AND EACH OF RADIO UNICA AND EACH SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE PURCHASER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND THE PURCHASER HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST RADIO UNICA AND EACH SELLER AND ITS RESPECTIVE REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) HERETOFORE FURNISHED TO THE PURCHASER AND ITS REPRESENTATIVES BY OR ON BEHALF OF RADIO UNICA OR ANY SELLER. WITHOUT LIMITING THE FOREGOING, NEITHER RADIO UNICA NOR ANY SELLER IS MAKING ANY REPRESENTATION OR WARRANTY TO THE PURCHASER WITH RESPECT TO ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE BUSINESS, THE PURCHASED ASSETS OR THE ASSETS OR LIABILITIES OF ANY OF RADIO UNICA OR ANY SELLER. WITH RESPECT TO ANY PROJECTION OR FORECAST DELIVERED ON BEHALF OF RADIO UNICA OR ANY SELLER TO THE PURCHASER OR ITS REPRESENTATIVES, THE PURCHASER ACKNOWLEDGES THAT (I) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH PROJECTIONS AND FORECASTS, (II) IT IS FAMILIAR WITH SUCH UNCERTAINTIES,
(III) IT IS TAKING FULL RESPONSIBILITY FOR MAKING ITS OWN EVALUATION OF THE ADEQUACY AND ACCURACY OF ALL SUCH PROJECTIONS AND FORECASTS FURNISHED TO IT AND
(IV) IT SHALL HAVE NO CLAIM AGAINST ANY OF RADIO UNICA OR ANY SELLER OR ITS RESPECTIVE AFFILIATES WITH RESPECT THERETO.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          Except as disclosed in the written statement delivered by the Purchaser to Radio Unica on the date hereof ("PURCHASER'S DISCLOSURE LETTER"), the Purchaser hereby represents and warrants to Radio Unica and the Sellers as set forth below. All references in this Article VI to any Schedule to this Agreement shall be deemed to refer to the relevant section of the Purchaser's Disclosure Letter.

          Section 6.1. ORGANIZATION, AUTHORITY AND QUALIFICATION. The Purchaser (i) is duly organized, validly existing and in good standing under the Laws of the State of New Jersey, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates, and (iii) is duly qualified or licensed to do business and, where applicable, is in good standing in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified or licensed and in good standing except where any such failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser.

          Section 6.2. POWER AND AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has the requisite power and authority to execute and deliver this Agreement and any Related Document to which it is or will be party and to perform the transactions contemplated hereby and thereby to be performed by it. All corporate proceedings and corporate actions on the part of the Purchaser required by Law or its organizational documents to authorize this Agreement and the Related Documents to which it is or will be a party, the performance of the obligations hereunder and thereunder to be performed by it and the consummation of the transaction contemplated hereby and thereby have been duly taken, and no other corporate proceedings or actions on the part of the Purchaser are necessary. This Agreement is, and each of the Related Documents to which the Purchaser is or will be a party will upon execution be, a valid and binding agreement enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or other similar laws now or hereafter in effect limiting or affecting the rights of creditors generally and to general equitable principles.

          Section 6.3.   NO VIOLATION; CONSENTS AND APPROVALS.

          (a)  Subject to receiving the consents or waivers referred to on
SCHEDULE 6.3(a) of Purchaser's Disclosure Letter and the consents referred to in
Section 6.3(b), the execution and delivery by the Purchaser of this Agreement and each Related Document to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the organizational documents of the Purchaser, (ii) conflict with, require the consent of a third party under, violate, result in the breach of, constitute a default under, or give rise to any right of acceleration, cancellation or termination of any material right or obligation of the Purchaser under any material agreement or other instrument to which the Purchaser is a party or by which the Purchaser, or any of its properties or assets are bound,
(iii) violate any Order of any Governmental Entity to which the Purchaser is bound or subject, (iv) subject to the entry of the Confirmation Order, violate any applicable Law, or (v) except as provided for herein, result in the imposition or creation of any Lien upon the Purchased Assets, other than, in the case of clauses (i) through (v), any conflict, violation, breach, default, requirement for consents, rights of acceleration, cancellation, termination or Lien that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          (b) Except as set forth on SCHEDULE 6.3(b) of Purchaser's Disclosure Letter, no Order or permit issued by, or declaration or filing with, or notification to, or waiver from any Governmental Entity is required on the part of the Purchaser in connection with the execution and delivery of this Agreement and each Related Document to which it is or will be a party, or the compliance or performance by the Purchaser with any provision contained therein, except for any such requirements, the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          Section 6.4. LITIGATION. No Claim is pending or, to the Knowledge of the Purchaser, threatened against the Purchaser which seeks to delay or prevent the consummation of the transactions contemplated by this Agreement or any Related Document to which the Purchaser is a party, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Purchaser.

          Section 6.5.   BROKERS AND FINDERS. Except as set forth on SCHEDULE
6.5 of Purchaser's Disclosure Letter, no broker, finder, consultant or intermediary is entitled to a broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement or upon the consummation of the transactions contemplated hereby, or if the Closing does not occur, except for such fees or commissions payable solely by the Purchaser or one of its Subsidiaries.

          Section 6.6. FINANCING; SOLVENCY. The Purchaser has received a commitment for debt financing, subject to the satisfaction of the terms and conditions set forth in such commitment letter (the "EXISTING COMMITMENT LETTER"), a copy of which letter has been provided to Radio Unica, which will, if and when such debt financing is provided to the Purchaser pursuant to such Existing Commitment Letter, provide the Purchaser sufficient immediately available funds at the Closing to pay the Purchase Price and effect the transactions contemplated hereby. Upon the consummation of the transactions contemplated by this Agreement (including receipt of the Financing), (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature, (d) the capital of the Purchaser will not be impaired and (e) immediately following Closing, Purchaser will have sufficient capital to continue the Business as a going concern (it being understood that the Purchaser will have no obligation to continue all or any portion of the Business as a going concern).

          Section 6.7. QUALITY OF PURCHASED ASSETS. The Purchaser acknowledges that it is purchasing the Purchased Assets "AS IS," "WHERE IS" and "WITH ALL FAULTS" and the Purchaser has not relied on any representation or warranty of Radio Unica, the Sellers or their representatives other than the representations and warranties contained in Article V hereof.

          Section 6.8. FCC MATTERS. The Purchaser is not aware of any facts or circumstances that would be reasonably likely, individually or in the aggregate, to disqualify the Purchaser under the FCC Rules from obtaining an assignment of the FCC Licenses other than the FCC Multiple Ownership Rules to the extent described in Section 8.8.

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

                                   ARTICLE VII

                                   TAX MATTERS

          Section 7.1. COOPERATION ON TAX MATTERS. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with any Proceeding in respect of Taxes or the filing of any Tax Return. Such cooperation shall include the retention and (upon such other Party's request) the provision of records and information reasonably relevant to any such Proceeding or Tax Return and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. In furtherance of the foregoing, each Party shall
(a) retain all records that are relevant to the determination of Tax liabilities pertinent to the Purchased Assets until the expiration of the applicable statute of limitations, and such additional period as necessary for any Proceeding relating to any proposed assessment, (b) abide by all record retention agreements entered into with any Taxing Authority, (c) give the other Parties reasonable written notice prior to destroying or discarding any such records and, if such other Parties so request, allow such other Parties to take possession of such records, (d) cooperate with each other in the conduct of any Proceeding for any Tax purposes relating to the Purchased Assets and (e) execute and deliver such documents as are reasonably necessary to carry out the intent of this Agreement.

          Section 7.2. PURCHASER RETURNS. The Purchaser shall file any Tax Returns required to be filed with respect to real or personal property constituting part of the Purchased Assets that are due after the Closing Date for any Straddle Period (the "PURCHASER RETURNS") and all Tax periods beginning on or after the Closing Date.

          Section 7.3. CONTROL OF PROCEEDINGS. Any Proceeding related to the Purchased Assets, which may reasonably be expected to result in Tax due from the Purchaser or its Affiliates (including, for the avoidance of doubt, any Proceeding relating to the Straddle Period that may reasonably be expected to result in Tax due from the Purchaser or its Affiliates), shall be controlled by the Purchaser. Radio Unica shall be kept reasonably informed with respect to any such Proceeding that may reasonably be expected to result in Tax due from Radio Unica or its Affiliates (including, for the avoidance of doubt, the Straddle Period) and may jointly participate in the Proceeding at its own expense.

          Section 7.4. TAX REFUNDS. Except as provided in Section 3.5(b), Radio Unica shall pay to the Purchaser the amount of any Tax refund or Tax credit with respect to the Purchased Assets that is received by Radio Unica or its Affiliates that is attributable to (a) the portion of the Straddle Period for which the Purchaser is responsible pursuant to Section 3.5 or (b) any Tax period beginning after the Closing Date. Except as provided in Section 3.5(b), the Purchaser shall pay to Radio Unica the amount of any Tax refund or Tax credit with respect to the Purchased Assets that is received by the Purchaser or its Affiliates that is attributable to (i) the portion of the Straddle Period for which the Sellers are responsible pursuant to Section 3.5 or (ii) any Tax period ending before the Closing Date. Any payments made pursuant to this
Section 7.4 shall be made within ten (10) days of receipt of the relevant Tax refund or Tax credit.

          Section 7.5.   TRANSFER TAXES.

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

          (a) Notwithstanding anything herein to the contrary, to the extent not exempt under section 1146(c) of the Bankruptcy Code or otherwise, Radio Unica and the Sellers shall bear and be responsible for any transfer, stamp, documentary and other similar Tax and recording fees which may be imposed or assessed as a result of the Sellers' transfers of the Purchased Assets to the Purchaser (all such items, "TRANSFER TAXES"). The Purchaser will use commercially reasonable efforts and cooperate in good faith with the Sellers to minimize Transfer Taxes, if any, including obtaining any certificate of exemption or similar document in respect of any Transfer Taxes. To the extent permitted by law, the Sellers shall prepare and file all Tax Returns with respect to any Transfer Taxes. The Sellers shall promptly forward a copy of any such filed Tax Returns to the Purchaser.

          (b) Notwithstanding anything herein to the contrary, to the extent not exempt under section 1146(c) of the Bankruptcy Code or otherwise, the Purchaser shall bear and be responsible for any sales, use and other similar Tax which may be imposed or assessed as a result of the Sellers' sale of the Purchased Assets to the Purchaser (all such items, "SALES TAXES"). The Sellers will use commercially reasonable efforts and cooperate in good faith with the Purchaser to minimize Sales Taxes, if any, including obtaining any certificate of exemption or similar document in respect of any Sales Taxes. To the extent permitted by law, the Purchaser shall prepare and file all Tax Returns with respect to any Sales Taxes. The Purchaser shall promptly forward a copy of any such filed Tax Returns to the Sellers.

          Section 7.6. TAX CLEARANCE CERTIFICATES. If requested by the Purchaser, the Sellers shall use reasonable efforts to secure tax clearance certificates as follows:

          (a) The Sellers of the Purchased Assets located in Arizona shall each present at the Closing a certificate issued by the Arizona Department of Revenue pursuant to Sec. 42-1110, A.R.S., stating that no tax is due from such Sellers.

          (b) The Sellers of the Purchased Assets located in California shall each present at the Closing one of the following documents issued by the California State Board of Equalization pursuant to California Revenue & Taxation Code Section 6811: (i) a receipt showing that the Seller has paid any amount for which the Seller was liable or (ii) a certificate stating that no amount is due.

          (c) The Sellers of the Purchased Assets in Florida shall each present at the Closing a receipt issued by the Florida Department of Revenue pursuant to Sec. 212.10(1), F.S., showing that no taxes, interest, or penalties are due from such Sellers.

          (d) The Sellers of the Purchased Assets in Illinois shall each provide a notice of bulk sale to the Illinois Department of Revenue at least thirty (30) days prior to the Closing.

          (e) The Sellers of the Purchased Assets in New Jersey shall cooperate with the Purchaser in providing notification of the sale of the Purchased Assets to the Director of the New Jersey Division of Taxation at least ten (10) days prior to the Closing in compliance with Sec. 54:32B-22, N.J.R.S.

          (f) The Sellers of the Purchased Assets in New York shall cooperate with the Purchasers in providing notification of the sale of the Purchased Assets to the New York

Commissioner of Taxation and Finance at least ten (10) days prior to the Closing in compliance with Sec. 1141(c), New York Tax Law.

          (g) The Sellers of the Purchased Assets in Texas shall each present at the Closing the following: (i) "certificates of no tax due" issued by the Texas Comptroller of Public Accounts pursuant to Texas Tax Code Section 111.020(c) and (ii) Property Tax Certificates issued pursuant to Texas Tax Code
Section 31.08 by the tax collector for each taxing unit in which such Purchased Assets are located.

                                  ARTICLE VIII

                        CERTAIN COVENANTS AND AGREEMENTS
              OF RADIO UNICA, THE SELLERS, PARENT AND THE PURCHASER

          Section 8.1.   RESTRUCTURING.

          (a) The Restructuring Companies shall use their reasonable best efforts to effectuate the Restructuring. In furtherance of and without limiting the generality of the foregoing, the Restructuring Companies shall commence a Bankruptcy Case no later than thirty (30) Business Days after the execution of this Agreement, and within five (5) Business Days thereafter propose a Bankruptcy Plan and related Disclosure Statement, with the Bankruptcy Court and promptly seek to obtain the Confirmation Order with respect to the Bankruptcy Plan and approval of the Break-Up Payment Order, or, if applicable, the Break-Up Payment Claim Order. The Restructuring Companies shall provide the Purchaser a reasonable opportunity to review and comment on the Bankruptcy Plan and the Disclosure Statement prior to the filing thereof and shall reasonably consider the Purchaser's comments thereon. The Restructuring Companies shall use their reasonable best efforts to provide the Purchaser a reasonable opportunity to review and comment on copies of all other material pleadings to be filed with the Bankruptcy Court during the course of the Bankruptcy Case prior to the filing thereof and shall reasonably consider the Purchaser's comments thereon. The Purchaser shall reasonably cooperate with the Restructuring Companies' efforts to effectuate the Restructuring.

          (b) The Restructuring Companies shall use their reasonable best efforts to cause the Bankruptcy Plan to be confirmed as promptly as practicable. The Purchaser shall reasonably cooperate with the Restructuring Companies' efforts to cause the confirmation of the Bankruptcy Plan.

          (c) The Restructuring Companies shall propose the Bankruptcy Plan, and (i) if this Agreement has been terminated prior to the commencement of the Bankruptcy Case under circumstances in which the Purchaser is entitled to the Break-Up Payment, within five (5) Business Days of the commencement of the Bankruptcy Case, propose a motion in form and substance reasonably satisfactory to the Purchaser seeking allowance as an Administrative Claim in the Bankruptcy Case of the Purchaser's claim for payment of the Break-Up Payment (the "ALLOWED BREAK-UP PAYMENT CLAIM"), together with all necessary supporting papers and a proposed Break-Up Payment Claim Order, or (ii) if this Agreement remains in force at the time of the commencement of the Bankruptcy Case, within five (5) Business Days of the commencement of the Bankruptcy Case, propose a motion in form and substance reasonably satisfactory to the Purchaser for approval of the Break-Up Payment as an administrative expense in the Bankruptcy Case, together with all necessary supporting papers and a proposed Break-Up Payment Order.

          (d) The Restructuring Companies shall distribute a copy of the Confirmation Order to each of their creditors, including but not limited to Taxing Authorities, and shall use their reasonable best efforts to provide reasonable notice prior to the confirmation hearing of the key terms of the Restructuring Transaction in accordance with the Bankruptcy Code and the Bankruptcy Rules to all necessary parties, including but not limited to Taxing Authorities and all counterparties to Contracts to which any of the Restructuring Parties are party.

          (e) Except as otherwise provided in this Agreement, neither Radio Unica nor any Affiliate thereof shall take any action the effect of which would be, or fail to take any action the effect of which failure to act would be, to
(i) prevent or materially impede the vesting, upon the Closing Date, of the Purchased Assets in the Purchaser (or any Designee) free and clear of all claims (as defined under the Bankruptcy Code), interests and Liens other than Permitted Liens to the extent such Permitted Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code, or (ii) result in the reversal, voiding, modification or staying of the Break-Up Payment Order, the Break-Up Payment Claim Order or the Confirmation Order.

          Section 8.2.   NO SOLICITATION OF ALTERNATIVE TRANSACTIONS.

          (a) Except as set forth in this Section 8.2, neither Radio Unica nor any Affiliates of Radio Unica shall (and Radio Unica and the Sellers shall cause their Affiliates and use their reasonable best efforts to cause their and their Affiliates' respective stockholders, officers, directors, employees, financial advisors, investment bankers, attorneys, accountants or other representatives or agents (collectively, "REPRESENTATIVES") not to, directly or indirectly, (i) solicit, initiate, seek, assist or encourage the submission of any proposal for an Alternative Transaction, or (ii) except as determined by the Board of Directors in good faith to be necessary or advisable to satisfy the fiduciary duties of the Board of Directors under applicable Law, after consultation with outside legal counsel and financial advisors, in response to any bona fide written proposal for an Alternative Transaction which did not result from a breach of Section 8.2(a)(i), participate in any discussions or negotiations regarding, or furnish to any Person, any information (PROVIDED that, prior to furnishing such information, Radio Unica enters into a customary confidentiality agreement on terms no less favorable to Radio Unica than those contained in the Confidentiality Agreement) with respect to, or otherwise cooperate in any way with respect to, any bona fide written proposal for an Alternative Transaction. Radio Unica and the Sellers shall, and shall direct or cause their Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Persons that may be ongoing with respect to any Alternative Transaction.

          (b) The Board of Directors shall not (i) withhold, withdraw, amend, change or modify, or publicly propose to withhold, withdraw, amend, change or modify, in a manner adverse to the Purchaser, the approval or recommendation by the Board of Directors of this Agreement, (ii) approve or recommend, or publicly propose to approve or recommend, any Alternative Transaction or (iii) cause or permit Radio Unica or any Affiliate of Radio Unica to enter into any letter of intent or any agreement, contract or commitment with respect to any Alternative Transaction ("ALTERNATIVE AGREEMENT") or seek Bankruptcy Court approval of an Alternative Agreement or Alternative Transaction; PROVIDED, HOWEVER, the Board of Directors may take any of the actions referred to above in this Section 8.2(b) with regard to a Superior Proposal in the event that the Board of Directors determines in good faith that such action is necessary or advisable to satisfy its fiduciary duties under applicable Law, after consultation with outside legal counsel and financial advisors; PROVIDED that, prior to or contemporaneous with taking any action referred to in clause (iii) above with regard to an Alternative Transaction, Radio Unica has provided the notice required by the last sentence of subparagraph (c) below and the Board of Directors shall cause Radio Unica to terminate this Agreement pursuant to Section 10.1(f) hereof.

          (c) Radio Unica shall, within twenty-four (24) hours of receipt thereof, advise the Purchaser of (i) any proposal relating to an Alternative Transaction or written request for information with respect to any Alternative Transaction, the material terms and conditions of such proposed Alternative Transaction or request and the identity of the Person proposing such Alternative Transaction or request for information and (ii) any changes in any such proposal relating to an Alternative Transaction or request for information. Radio Unica shall provide the Purchaser with at least three (3) Business Days written notice prior to Radio Unica or any of the Sellers entering into any Alternative Agreement or exercising any right to terminate this Agreement pursuant to
Section 10.1(f) hereof, together with a copy of the Alternative Agreement.

          (d) As used herein, (i) "ALTERNATIVE TRANSACTION" shall mean any transaction with any Person other than the Purchaser or any Affiliate of the Purchaser relating to the direct or indirect sale, transfer or other disposition of any material portion of the Purchased Assets or any Acquired Station, or fifty percent (50%) or more of the equity securities of the Sellers or Radio Unica (by means of sale, merger consolidation, liquidation, exchange or other business combination) and (ii) "SUPERIOR PROPOSAL" shall mean a bona fide, written proposal by a third party for an Alternative Transaction with terms that the Board of Directors determines in good faith (after receiving advice of Radio Unica's outside financial adviser), taking into account all relevant aspects of the proposal and the Person making the proposal, (x) would, if consummated, result in a transaction that is more favorable to Radio Unica's stakeholders than the transactions contemplated by this Agreement, and (y) are reasonably capable of being completed.

          Section 8.3. OTHER ASSETS AND AGREEMENTS. Upon the discovery by any Seller or any of its Affiliates of any item included within the definition of Purchased Assets but not transferred, conveyed or assigned to the Purchaser or any Designee, such Seller shall, and shall cause its Affiliates to, deliver written notice to the Purchaser of the existence and non-transfer, non-conveyance or non-assumption of such item and provide the Purchaser with all the information about and with access to such item as the Purchaser may reasonably request, and, if requested by the Purchaser, transfer, convey or assign to the Purchaser or its Designee (as specified by the Purchaser) such item, subject to applicable Law and the terms of this Agreement. For the avoidance of doubt, the provisions of this Section 8.3 shall survive the Closing.

          Section 8.4. ADDITIONAL MATTERS; FURTHER ASSURANCES; RELEASES OF LIENS; RECEIVABLES.

          (a) To the extent that, under applicable Law, any Assigned Contract (or any Seller's rights thereunder) may not be assigned to the Purchaser or its Designee or transferred without the consent of a third party and such consent has not been obtained, this Agreement shall not constitute an agreement to assign or transfer such Assigned Contract if an attempted assignment or transfer would constitute a breach thereof or be unlawful, and the appropriate Seller shall:

                    (i) use its commercially reasonable efforts to procure such consent and an assignment or a novation of such Assigned Contract;

                    (ii) if it is unable to procure such consent and assignment or novation of such Assigned Contract, use its commercially reasonable efforts to establish a reasonable arrangement designed to provide the benefits and burdens of such Assigned Contract to the Purchaser or its Designee, including by sublicense, sublease, subcontract, escrow or similar arrangement at no additional charge or obligation to the Purchaser or any of its Affiliates (including any Designee); and

                    (iii) remit any rents, revenues, security deposits or any other dollar amounts, notices or documents received by any Seller in connection with such Assigned Contract to the Purchaser or its Designee within five (5) Business Days of its receipt thereof, PROVIDED that the Purchaser or such Designee to whom such Contract was to be assigned shall be responsible for all obligations arising under such Assigned Contract after the Closing Date.

          (b) Radio Unica shall use its reasonable efforts to obtain releases evidencing the discharge and release of any Liens encumbering the Purchased Assets that secure indebtedness for borrowed money, or any other obligations of the Sellers, duly executed by the holders thereof in form and substance reasonably acceptable to the Purchaser and Radio Unica.

          (c) The Purchaser shall remit to Radio Unica any payments the Purchaser, its Affiliates or its Designee receives, at any time after the Closing Date at the Acquired Stations or otherwise, with respect to Radio Unica's accounts receivable within twenty (20) Business Days of such Person's receipt thereof.

          (d) At any time after the Closing Date, each of Radio Unica, each Seller and the Purchaser shall promptly execute, acknowledge and deliver any other assurances or documents and take such other actions reasonably requested by any other Party and necessary for Radio Unica, each Seller or the Purchaser, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

          (e) For the avoidance of doubt, the provisions of this Section 8.4 shall survive the Closing.

          Section 8.5.   ACCESS AND INFORMATION

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

          (a) Radio Unica shall cause the Sellers and any other Affiliate of Radio Unica to, and the Sellers shall, permit the Purchaser and its representatives after the date of execution of this Agreement to have reasonable access, during regular business hours and upon reasonable advance notice, to the properties, officers and employees of Radio Unica and the Sellers (and the Sellers shall use their commercially reasonable efforts to cause the Sellers' outside independent accountants to be available to the Purchaser on the same basis), and shall furnish, or cause to be furnished, to the Purchaser any financial and operating data, Tax information, books and records, contracts and documents and other information that is available with respect to the Sellers and the Purchased Assets as the Purchaser shall from time to time reasonably request (including any work papers of the Sellers' accountants); PROVIDED, that the foregoing shall not require the Sellers to permit any inspection, or to disclose any information, that in its reasonable judgment would result in the disclosure of any Trade Secrets of third parties or violate the Sellers' obligations with respect to confidentiality owed to third parties, but, to the extent permitted by the terms thereof, the Sellers shall inform the Purchaser of any materials and documents subject to such restrictions on disclosure and, to the extent feasible, redact the restricted information to permit the disclosure of such material and documents.

          (b) Radio Unica shall provide the Purchaser with copies of any filing, statement, document or other information or material Radio Unica or any of its Subsidiaries files with, submits to, presents to, or otherwise makes available to the Bankruptcy Court, the Office of the United States Trustee or any official committee appointed in the Bankruptcy Cases on the same date such filing, statement, document or other information or material is so made, presented or submitted.

          (c) Radio Unica shall promptly notify the Purchaser of any Material Adverse Effect with respect to the Purchased Assets, which notice shall include a detailed description of such Material Adverse Effect.

          Section 8.6.   CONFIDENTIALITY.

          (a) All information provided or obtained pursuant to this Agreement shall be held by the Purchaser in accordance with and subject to the terms of the Confidentiality Agreement, dated as of March 25, 2003 (the "CONFIDENTIALITY AGREEMENT"), between the Purchaser and Radio Unica, all of the terms of which shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the termination hereof; PROVIDED, HOWEVER, the Parties shall be permitted to make disclosures of confidential information thereunder to any Interested Party. In addition, the Parties agree that the terms and conditions of the transactions contemplated hereby and information provided to Purchaser in connection with the execution hereof shall be subject to the same standard of confidentiality as set forth in the Confidentiality Agreement. Notwithstanding the foregoing, the Parties acknowledge and understand that in connection with seeking the approval of the Bankruptcy Plan, this Agreement (together with the Exhibits and Schedules attached hereto including the Sellers' Disclosure Letter and Purchaser's Disclosure Letter) will be filed with the Bankruptcy Court and made publicly available, and, prior to the entry of a Confirmation Order, disclosures relating to the transactions contemplated by this Agreement will be made to each official committee appointed in connection with the Bankruptcy Cases and to its advisors and representatives, and the Parties agree that such filing and disclosure will be not be deemed to violate any confidentiality obligations owing to any

Party, whether pursuant to this Agreement, the Confidentiality Agreement or otherwise. This Section 8.6 shall not in any way limit the disclosure of information by Radio Unica or the Sellers in connection with the administration of the Bankruptcy Cases.

          (b) Notwithstanding any provision of this Agreement or any other agreements entered into in connection with this Agreement (including the Confidentiality Agreement), the Parties and their Affiliates (and each employee, representative, or other agent of the Parties and their Affiliates) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement (the "TRANSACTION") beginning on the earlier of
(i) the date of the public announcement of discussions relating to the Transaction, (ii) the date of public announcement of the Transaction, or (iii) the date of this Agreement; PROVIDED, HOWEVER, that nothing in this Section 8.6(b) shall permit the Parties or their Affiliates (or any employee, representative or other agent thereof) to disclose (y) any information that is not necessary to understanding the Tax treatment and Tax structure of the Transaction (including the identity of the Parties or their Affiliates or any information that could lead another to determine the identity of the Parties or their Affiliates) or (z) any information to the extent that such disclosure could result in a violation of any federal or state securities Law.

          Section 8.7.   APPROPRIATE ACTIONS; REGISTRATIONS, FILINGS AND
CONSENTS.

          (a) Subject to the terms and conditions of this Agreement, after the date hereof each of the Parties (i) shall take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under this Agreement, applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as soon as practicable; (ii) furnish the other Parties with copies of all documents (except documents or portions thereof for which confidential treatment has been requested or for which confidential treatment is provided by operation of Law) and correspondence (A) prepared by or on behalf of it for submission to any Governmental Entity and (B) received by or on behalf of it or its counsel from any Governmental Entity, in each case in connection with the transactions contemplated by this Agreement; and (iii) use its commercially reasonable efforts to consult with and keep the other Parties informed as to the status of such matters. Radio Unica, the Sellers and the Purchaser will cooperate and use their respective commercially reasonable efforts to obtain, as promptly as practicable, all consents, approvals, waivers and authorizations required by
Section 9.1 hereof; provided the Purchaser shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to the matters described in Section 8.7(c), provided that it shall afford Radio Unica and the Sellers a reasonable opportunity to participate therein.

          (b) The Purchaser will use its reasonable efforts to maintain the commitment for financing set forth in the Existing Commitment Letter in accordance with the terms thereof and, upon any occurrence of a Trigger Date, to obtain and maintain a commitment (inclusive of the Existing Commitment Letter, a "COMMITMENT LETTER") for debt financing of not less than $190 million on terms that in all material respects are no less favorable to the Purchaser (and the affiliated buyers contemplated thereby) than the terms of the Existing Commitment Letter ("FINANCING").

          (c) The Sellers and the Purchaser shall take all actions necessary to file as soon as practicable after the approval by the Bankruptcy Court of the Break-Up Payment Order (and in any event within ten (10) Business Days after the date thereof) all notifications, filings and other documents required under the HSR Act, and to respond as promptly as practicable to any inquiries or requests received from the FTC, the Antitrust Division or any other Governmental Entity, including for additional information or documentation. The Purchaser agrees to take promptly all commercially reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust or competition law that may be asserted by any Governmental Entity so as to enable the Parties to expeditiously close the transactions contemplated by this Agreement; PROVIDED, that, except as provided in Section 8.8(c), the Purchaser shall not be obligated to (i) prosecute or defend any litigation against any Governmental Entity, (ii) divest any assets or discontinue or modify any of its operations, or (iii) accept or become subject to any condition or requirement in order to obtain approval of, or avoid or eliminate an impediment to, the consummation of the transactions contemplated by this Agreement, other than in the cases of clauses (ii) and
(iii) for such divestitures, discontinuances, modifications, conditions or requirements as would not, individually or in the aggregate, have a material adverse effect on the assets, business, financial condition or results of operations of the Purchaser and its Subsidiaries taken as a whole. The Parties agree that the filing fee required to be paid in connection with the filing under the HSR Act shall be borne equally by Radio Unica and the Purchaser.

          Section 8.8.   FCC CONSENT AND APPLICATION.

          (a) FCC CONSENT. The transactions contemplated hereby are expressly conditioned on and subject to the prior consent and approval of the FCC to assignment of the FCC Licenses from the Sellers to the Purchaser or its Designee ("FCC CONSENT") and the FCC Consent becoming a Final Order.

          (b) FCC APPLICATION. Each Party shall use its reasonable best efforts to prepare and execute its respective portion of an application for FCC Consent ("FCC APPLICATION") to assignment of the FCC Licenses from the appropriate Seller to the Purchaser and/or its Designee within five (5) Business Days, and in any event no later than ten (10) Business Days, after execution of this Agreement, and each Seller shall promptly thereafter file the completed FCC Application with the FCC with respect to its Acquired Station. The Parties shall thereafter prosecute the FCC Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the FCC Application as expeditiously as practicable; PROVIDED, HOWEVER, that, subject to
Section 8.8(c), the Purchaser shall have the right in its sole discretion to make all decisions concerning any divestiture commitments necessary to comply with the FCC's multiple ownership rules set forth at 47 C.F.R. Section 73.3555 as in effect on the Closing Date (the "FCC MULTIPLE OWNERSHIP RULES"); PROVIDED, FURTHER, that the Purchaser shall regularly consult with Radio Unica during the processes referred to in this Section 8.8 and consider in good faith the views of Radio Unica with respect thereto; and PROVIDED, FURTHER, that, in connection with the transactions contemplated by this Agreement, the Purchaser shall not seek a waiver of Section 73.3555 of the FCC Rules, except for a temporary waiver thereof for a period not to exceed six (6) months from the Closing Date for divestitures required in order to obtain the FCC Consent; PROVIDED that the foregoing sentence shall be subject to the provisions of subsection (c) below. Failure to obtain any of the waivers set forth above shall not limit the Purchaser's obligations pursuant to subsection (c) below.

          (c) The Purchaser, Radio Unica and the Sellers each agree to take promptly any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents or waivers under FCC Rules or any communications or broadcast Law that may be validly required by the FCC, so as to enable the Parties to close the transactions contemplated by this Agreement as expeditiously as reasonably possible, including committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the sale or disposition of such of its assets or businesses as are required to be divested in order to obtain the FCC Consent, or to avoid the entry of, or to effect the dissolution of or vacate or lift, any Order that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, neither the Purchaser nor any of its Affiliates shall be required to divest any of its material assets or accept any material limitation on any of its businesses other than (i) the divestiture of one radio station serving the Los Angeles market and one radio station serving the New York market, in either case selected by the Purchaser in its sole discretion or (ii) limitations on its operation of its broadcast assets in the Los Angeles and New York markets, and then in any case only to the extent required to comply with the FCC Multiple Ownership Rules.

          (d) If a Trigger Date occurs, the Purchaser shall have the right to notify the FCC of such fact and take such action as may be required by applicable Law as a result of such notice being provided to the FCC.

          Section 8.9. CONDUCT OF BUSINESS. Except (A) as expressly contemplated by this Agreement, the Related Documents or the transactions contemplated herein or therein, (B) as set forth in SCHEDULE 8.9 of the Sellers' Disclosure Letter or (C) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to matters covered by Section 8.9(b)(i) which consent may be withheld in the Purchaser's sole discretion), the Sellers agree that, between the date of this Agreement and the Closing Date:

          (a) the Sellers shall and shall cause each of their Subsidiaries to operate and maintain the Purchased Assets in the ordinary course consistent with past practice; and

          (b) the Sellers shall not, and shall not permit any of their Subsidiaries to:

                    (i) sell, lease, transfer, grant a participation or security interest in, mortgage, pledge, assign, or otherwise encumber or subject to a Lien any of the Purchased Assets, except for (A) sales or other dispositions of Purchased Assets that are replaced at the Seller's sole cost and expense with like assets of comparable utility and value prior to the Closing and (B) sales or other dispositions of Purchased Assets, in the aggregate, having a value not in excess of $50,000;

                    (ii) enter into any Contract related to the Business or any of the Purchased Assets involving more than $25,000 individually or any Contracts involving $125,000 in the aggregate, except for any Contract that has a term that expires within five (5) months of the date of this Agreement;

                    (iii) cancel, terminate, amend or modify in any material respect any existing Contract relating to the Business or any Assigned Contract or exercise any material right with respect thereto (including the exercise of any renewal option, right of first refusal or similar preemption right);

                    (iv) fail to preserve Purchased Assets or deploy maintenance capital in the ordinary course;

                    (v) grant, promise or otherwise agree to extend to any customer or prospective customer of the Business any credit for products or services to be provided after the date of this Agreement except as required under a binding Contract existing on the date hereof, except for credits granted in the ordinary course consistent with past practice and limited to services provided in the calendar quarter in which such credit was granted;

                    (vi) take any action that jeopardizes the validity or enforceability of or rights under any of the Acquired Station Licenses;

                    (vii) allow any insurance policy with respect to any of the Purchased Assets to be amended or terminated without replacing such policy with a policy providing substantially equivalent coverage insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company; or

                    (viii) fail to operate the Business in material compliance with applicable Laws including EHS Laws; or

                    (ix)    commit to any of the foregoing.

          Section 8.10. ENVIRONMENTAL AUDIT. The Purchaser may, at its own expense, retain a qualified contractor to perform a Phase I environmental audit and, if recommended by such contractor, a Phase II environmental audit with respect to any Real Property, such audits to be completed within thirty (30) days from the date of this Agreement. Each Seller shall provide such contractor reasonably detailed information about and access to the relevant Real Property for purposes of such audit(s).

          Section 8.11.  TITLE INSURANCE AND SURVEY.

          (a) Each Seller shall permit the Purchaser to obtain before the Closing Date a commitment for title insurance (a "TITLE COMMITMENT") from a title insurance company selected by the Purchaser (the "TITLE COMPANY") to issue, at the Purchaser's expense, an owner's title insurance policy insuring the fee simple interest of such Seller in and to the Owned Real Property and a lessee's title insurance policy insuring the leasehold interest of such Seller in and to the Leased Real Property (each, a "TITLE POLICY"). The Title Commitments shall be in the amount authorized by the Purchaser, shall set forth the status of the title of the Real Property, and shall show all Liens and all other matters of record affecting the Real Property. The Title Policies shall be issued on the Closing Date.

          (b) Each Seller shall permit the Purchaser to obtain at its own expense before the Closing Date a survey (a "SURVEY") of each parcel of Real Property which shall: (i) be prepared by a registered land surveyor selected by the Purchaser; (ii) be certified to the Title Company, the Purchaser (or any Designee) and the Purchaser's lenders; and (iii) show with respect to the Real
Property: (A) the legal description of the Real Property (which shall be the same as the Title Policy pertaining thereto); (B) all buildings, structures and improvements thereon and all restrictions of record and other restrictions that have been established by an applicable zoning or building code or ordinance and all easements or rights of way across or serving the Real Property (including any off-site easements affecting or appurtenant thereto); (C) no material encroachments upon the Real Property or adjoining parcels by buildings, structures or improvements; (D) access to such parcel from a public street; and
(E) a flood certification reasonably satisfactory to the Purchaser to the effect that no portion of the Real Property is located within a flood hazard area.

          (c) The Purchaser may at its election inform Radio Unica in writing within thirty (30) days of the date of this Agreement with respect to which of the Real Property it intends to obtain Title Commitments and Surveys. The Purchaser's failure thereafter to use commercially reasonable efforts to obtain any such Title Commitments and Surveys, or any election by Purchaser not to obtain any such Title Commitments and Surveys, shall not be a breach of this Agreement, but the condition to Closing in Section 9.3(g) with respect to such Title Commitments and Surveys shall be deemed waived.

          Section 8.12. EMPLOYEES. The Purchaser may but shall not be required to offer employment effective as of the Closing to individuals employed in respect of the Business (collectively, "BUSINESS EMPLOYEES"), on such terms as the Purchaser may determine in its sole discretion; PROVIDED that the Purchaser shall cause its hiring process to comply with applicable Laws pertaining to labor and employment, including without limitation Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Rehabilitation Act, ERISA, and comparable state and local Laws. Radio Unica and the Sellers shall cooperate with the Purchaser's reasonable requests for access to the Business Employees for purposes of making any such employment offer and shall not otherwise interfere with the Purchaser's efforts to hire Business Employees. Prior to the Closing, the Purchaser shall provide the Sellers with a list of such employees to whom offers of employment have been made or will be made by the Purchaser. Upon each such employee's acceptance of such offer, the Sellers shall take such steps as may be necessary to terminate any employment relationship with such employee effective not later than the Closing Date. The Sellers waive any claims against the Purchaser and any employee who accepts the Purchaser's offer arising under any confidentiality agreement or non-competition agreement between such person and the Sellers. The provisions of this Section 8.12 shall neither create any rights in any employee to continued employment with the Purchaser or any Designee for any specified period of time, nor create any third-party beneficiary rights in any Business Employee, or any other person (including any heir, beneficiary, executor, administrator, or representative of any employee or any other person claiming through any such employee or other person), with respect to such employee's or other person's employment or any term or condition thereof.

          Section 8.13. ADJUSTMENTS. The Purchase Price shall be reduced, as of the Closing Date, by (i) the aggregate value of any Purchased Assets sold or otherwise transferred to any Person other than the Purchaser or any Designee pursuant to Section 8.9(b)(i)(B), (ii) the amount, if any, by which the aggregate loss of Purchased Assets as a result of damage or destruction by fire or other casualty, net of any related insurance proceeds received or to be received pursuant to this Agreement in respect thereof, exceeds $1 million, and
(iii) the aggregate loss in value with respect to the Purchased Assets as the result of any breach as of the Closing Date by Radio Unica or the Sellers of their representations and warranties contained in (A) the second sentence of
Section 5.4(a), (B) the third sentence of Section 5.4(b)(i), (C) the second sentence of Section 5.5 and (D) the second and third sentences of Section 5.8(a). Radio Unica shall notify the Purchaser promptly in writing of any such sale or sales, damage or destruction or breach. If any such sale, damage or destruction or breach would have a Material Adverse Effect on the Purchased Assets, the Purchaser may terminate this Agreement, if applicable, pursuant to
Section 10.1(i). For the avoidance of doubt, the adjustments to the Purchase Price that are required pursuant to this Section 8.13 shall not be deemed to cure any breaches of covenants or failures of representations and warranties to be true and correct for purposes of determining whether or not the conditions precedent set forth in Section 9.3 have been satisfied.

          Section 8.14. CURE COSTS. The Sellers shall be exclusively responsible for the payment of all costs, expenses and obligations required to cure any existing defaults under any of the Assigned Contracts (or any other Contracts assumed by the Purchaser pursuant to Section 2.1(d)), or otherwise to permit the assumption of the Assigned Contracts (or any other Contracts assumed by the Purchaser pursuant to Section 2.1(d)) and their assignment to the Purchaser or its Designee pursuant to Section 365 of the Bankruptcy Code.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

          Section 9.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS AND THE PURCHASER. The respective obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions precedent:

          (a) The Bankruptcy Plan shall have been approved by the Bankruptcy Court pursuant to the Confirmation Order, and the Confirmation Order shall be in form and substance reasonably satisfactory to Radio Unica and the Purchaser and shall be a Final Order;

          (b) (i) any applicable waiting period under the HSR Act, and any extensions thereof obtained by request or other action of the FTC or the Antitrust Division, shall have expired or been earlier terminated and (ii) no condition or requirement unacceptable to the Purchaser in its reasonable opinion shall be imposed on or required of the Purchaser or any of its Subsidiaries or Affiliates as a result of or as a condition to the foregoing;

          (c) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. Section 157(b) and
(c)) shall be pending by any Governmental Entity to enjoin, restrain or prohibit the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

          (d) there shall not be in effect any Law restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement.

          Section 9.2. CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Radio Unica in its sole discretion at or prior to the Closing Date of the following additional conditions precedent:

          (a) the representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date) without giving effect to any qualifications regarding materiality or Material Adverse Effect set forth therein with only such exceptions as individually or in the aggregate do not constitute, and would not be reasonably expected to constitute, a Material Adverse Effect on the Purchaser;

          (b) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed at or prior to the Closing Date, including, without limitation, payment of the Adjusted Purchase Price;

          (c) the Sellers shall have received a certificate, in form and substance to the reasonable satisfaction of the Sellers, dated as of the Closing Date, executed on behalf of the Purchaser by an authorized officer of the Purchaser, certifying in such detail as the Sellers may reasonably request, that the conditions of Sections 9.2(a) and 9.2(b) have been fulfilled;

          (d) the Purchaser shall have delivered to Radio Unica and the Sellers the other deliverables required to be made by it pursuant to Section 4.2(b) hereof; and

          (e)  the FCC Consent shall have been granted and shall be a Final
Order.

          Section 9.3. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by the Purchaser in its sole discretion at or prior to the Closing Date of the following additional conditions precedent:

          (a) the representations and warranties of Radio Unica contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as if made on the Closing Date (except for representations and warranties that relate to a specified date which shall be true and correct as of such specified date) without giving effect to any qualifications regarding materiality or Material Adverse Effect set forth therein with only such exceptions as, individually or in the aggregate, do not constitute and would not be reasonably expected to constitute a Material Adverse Effect on Radio Unica or on the Purchased Assets;

          (b) Radio Unica and each Seller shall have performed in all material respects its covenants and obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          (c) the Purchaser shall have received a certificate, in form and substance to the reasonable satisfaction of the Purchaser, dated as of the Closing Date, executed on behalf of Radio Unica and the Sellers by an authorized executive officer of Radio Unica, certifying in such detail as the Purchaser may reasonably request, that the conditions in Sections 9.3(a) and 9.3(b) have been fulfilled;

          (d) Radio Unica and the Sellers shall have delivered to the Purchaser duly executed assignment and assumption agreements for the Assigned Contracts, together with all third party consents required pursuant to applicable Law or the terms thereof in order to effect such assignment to the Purchaser or its Designees, in form and substance reasonably satisfactory to the Purchaser other than assignments or consents the failure of which to obtain would not, individually or in the aggregate, materially impair the ability of the Purchaser to conduct the Business after the Closing;

          (e) Radio Unica and the Sellers shall have delivered to the Purchaser the other deliverables required to be made by them pursuant to Section 4.2(a) hereof;

          (f) all third party consents, waivers and approvals for the items listed on SCHEDULE 9.3(f) shall have been received;

          (g)  the Purchaser has received the Title Policies and Surveys;

          (h) no event or circumstance has occurred since the date of this Agreement that constitutes or would reasonably be expected to constitute a Material Adverse Effect on the Purchased Assets;

          (i) no action, suit or proceeding (including any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. Section 157(b) and
(c)) shall be pending by any Governmental Entity that, if adversely determined, would constitute or reasonably be expected to constitute a Material Adverse Effect on the Purchased Assets;

          (j)  the Purchaser shall have received the proceeds of the Financing;
and

          (k)  the FCC Consent shall have been granted and shall be a Final
Order.


                                    ARTICLE X

                                   TERMINATION

          Section 10.1. TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a)  by mutual written consent of Radio Unica and the Purchaser;

          (b) by the Purchaser, if the Closing does not occur on or before the one-year anniversary of the date of this Agreement; PROVIDED, that such date shall automatically be extended 180 days if, on the one-year anniversary, (i) the conditions set forth in Section 9.2(e) and Section 9.3(k) have not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied or have been waived (other than the condition set forth in Section 9.3(j), but only to the extent that such failure to be satisfied is due to the lack of a Final Order with respect to the FCC Consent); and (iii) the FCC Consent required by Section 9.2(e) and Section 9.3(k) is being pursued with diligence and has not been denied; PROVIDED FURTHER, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to the Purchaser if the Purchaser shall have failed to perform, or failed to cause any of its Subsidiaries to perform, any of its material obligations under this Agreement and such failure is then continuing;

          (c) by Radio Unica, if the Closing does not occur on or before the one-year anniversary of the date of this Agreement; PROVIDED, that such date shall automatically be extended 180 days if, on the one-year anniversary, (i) the conditions set forth in Section 9.2(e) and Section 9.3(k) have not been satisfied or waived; (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied or have been waived (other than the condition set forth in Section 9.3(j), but only to the extent that such failure to be satisfied is due to the lack of a Final Order with respect to the FCC Consent); and (iii) the FCC Consent required by Section 9.2(e) and Section 9.3(k) is being pursued with diligence and has not been denied; PROVIDED FURTHER, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to Radio Unica if Radio Unica or any Seller shall have failed to perform any of its respective material obligations under this Agreement and such failure is then continuing;

          (d) by either Radio Unica, on the one hand, or the Purchaser on the other hand, if consummation of the transactions contemplated by Article II would violate any Final Order of any Governmental Entity having competent jurisdiction;

          (e) by the Purchaser, if (i) the Board of Directors withdraws or changes its recommendation of this Agreement in a manner materially adverse to the Purchaser, (ii) the Board of Directors recommends an Alternative Transaction, (iii) Radio Unica or any of the Sellers enters into an Alternative Agreement, (iv) the Bankruptcy Case is converted to a case under Chapter 7 of the Bankruptcy Code or is dismissed or (v) a trustee is appointed for any of the Sellers and such trustee rejects the transaction contemplated by this Agreement;

          (f) by Radio Unica, if the Board of Directors determines in good faith, after consultation with outside legal counsel and financial advisors, that entering into an Alternative Agreement with regard to a Superior Proposal is necessary or advisable to satisfy the fiduciary duties of the Board of Directors under applicable Law; PROVIDED that Radio Unica shall have the right to terminate this Agreement pursuant to this subparagraph (f) only if it has complied with the provisions of Section 8.2 hereof, and complies with the requirements of Section 10.4 hereof relating to the payment (including the timing of any payment) of the Break-Up Payment or Allowed Break-Up Payment Claim, as the case may be, prior to termination of this Agreement pursuant to this Section 10.1(f);

          (g) by the Purchaser, if Radio Unica gives written notice to the Purchaser that it is unable to obtain the consents required by Section 9.3(f);

          (h) by Radio Unica, if there shall have been a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have been or become untrue, in each case such that the conditions set forth in Section 9.2(a) or (b) would not be satisfied, and any such breach has not been cured within thirty (30) days of the date of written notice of such breach from Radio Unica, so long as Radio Unica or any Seller is not then in breach of any of its obligations under this Agreement;

          (i) by the Purchaser, if there shall have been a breach of any covenant or agreement on the part of Radio Unica or the Sellers set forth in this Agreement, or if any representation or warranty of Radio Unica or the Sellers shall have been or become untrue, in each case such that the conditions set forth in Section 9.3(a) or (b) would not be satisfied, and any such breach has not been cured within thirty (30) days, or five (5) days if the breach is in respect of the covenants and agreements set forth in Section 8.1, of the date of written notice of such breach from the Purchaser, so long as the Purchaser is not then in breach of any of its obligations under this Agreement;

          (j) by Radio Unica if (A) at any time after the date hereof the Purchaser ceases to have in effect a Commitment Letter with respect to the Financing (the "TRIGGER DATE"), (B) the Purchaser fails to obtain a replacement Commitment Letter with respect to the Financing (a "FAILURE") by the later of
(x) the 90th day after such Trigger Date or (y) the date on which all other conditions to the Closing are capable of being satisfied or have been waived and
(C) Radio Unica gives the Purchaser written notice of termination of this Agreement pursuant to this Section 10.1(j) after such Failure occurs (but termination under this Section 10.1(j) shall not be permitted with respect to such Failure if, prior to the time Radio Unica provides written notice of termination as aforesaid, the Purchaser had obtained a replacement Commitment Letter with respect to the Financing); and

          (k) by the Purchaser, if the Break-Up Payment Order is not entered by the Bankruptcy Court within thirty (30) days following the commencement of the Bankruptcy Case.

          Section 10.2. NOTICE OF TERMINATION. In the event of any termination pursuant to this Article X, written notice thereof setting forth the reasons therefor shall promptly be given to the other Parties and the transactions contemplated by this Agreement shall be terminated, without further action by any Party.

          Section 10.3. EFFECT OF TERMINATION. If validly terminated pursuant to Section 10.1, this Agreement shall become wholly void and of no further force and effect without any liability whatsoever to Radio Unica, the Sellers and the Purchaser or any of its or their respective Subsidiaries, Affiliates, officers, directors, employees, agents, advisors or other representatives, except that the obligations of the Purchaser under the Confidentiality Agreement and the obligations of the Parties under the Escrow Agreement, this Section 10.3 and Sections 3.2, 8.6, 10.4, 10.5 and Article XII of this Agreement shall remain in full force and effect.

          Section 10.4.  BREAK-UP PAYMENT.

          (a) In the event that this Agreement is terminated by Radio Unica pursuant to Section 10.1(f) or by the Purchaser pursuant to Section 10.1(e), the Sellers agree to pay to the Purchaser the Break-Up Payment; PROVIDED, HOWEVER, any such Break-Up Payment shall not be due and payable if (i) a Material Adverse Effect on the Purchaser shall have occurred (other than as a direct result of a material breach by Radio Unica or any of the Sellers of any provision of this Agreement), or (ii) the Purchaser shall have breached any of its obligations, representations or warranties contained in this Agreement in any material respect and such breach has not been cured. The Purchaser shall have immediately earned any such Break-Up Payment as of (i) the date Radio Unica terminates this Agreement pursuant to Section 10.1(f) or (ii) the earliest date the Purchaser could have terminated this Agreement under Section 10.1(e). Upon payment of the Break-Up Payment as provided in Section 10.4(b) and the return of the Escrow Deposit to the Purchaser, Radio Unica, each Seller and their respective Affiliates shall be fully released and discharged from any liability under or resulting from this Agreement and the Purchaser shall not have any other remedy or cause of action under or relating to this Agreement or any applicable Law including for reimbursement of expenses. The release and discharge from liability referred to in the preceding sentence shall be self-executing, and shall be effective immediately upon payment of the Break-Up Payment and the return of the Escrow Deposit.

          (b) Any Break-Up Payment payable to the Purchaser pursuant to Section 10.4(a) shall be paid:

                    (i) on or before the fifth Business Day after the Purchaser terminates this Agreement pursuant to Section 10.1(e) unless the Bankruptcy Court orders otherwise in the Break-Up Payment Order itself or the Break-Up Payment Claim Order itself, as applicable; or

                    (ii) contemporaneously with and as a condition to the effectiveness of any termination of this Agreement pursuant to Section 10.1(f).

          (c) Radio Unica and the Sellers acknowledge and agree that (i) the payment of the Break-Up Payment or, if applicable, the allowance of the Allowed Break-Up Payment Claim and the Restructuring Companies' agreement to request Administration Claim status therefore is an integral part of the transactions contemplated by this Agreement, (ii) in the absence of the Restructuring Companies' obligations to make this payment and agreement to request such status, the Purchaser would not have entered into this Agreement, (iii) the entry of the Purchaser into this Agreement is necessary for preservation of the estate(s) of the Restructuring Companies and beneficial to the Restructuring Companies, (iv) the Break-Up Payment is reasonable in relation to the Purchaser's efforts and to the magnitude of the transaction and (v) time is of the essence with respect to entry of the Break-Up Payment Order.

          Section 10.5.  REMEDIES UPON TERMINATION.

          (a)  In the event Radio Unica terminates this Agreement pursuant to
Section 10.1(h), then Radio Unica and the Sellers shall be entitled to seek all rights and remedies available to them at law or in equity; PROVIDED, that the aggregate money damages payable to Radio Unica and the Sellers in such event shall not exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000).

          (b)  In the event the Purchaser terminates this Agreement pursuant to
Section 10.1(e), or Radio Unica terminates this Agreement pursuant to Section 10.1(f), then, as the Purchaser's sole and exclusive remedy, the Purchaser shall receive an amount equal to the Break-Up Payment as liquidated damages in accordance with Section 10.4.

          (c)  In the event the Purchaser terminates this Agreement pursuant to
Section 10.1(i), then the Purchaser shall be entitled to seek all rights and remedies available to it at law or in equity; PROVIDED, that the aggregate money damages payable to the Purchaser in such event shall not exceed Thirty-Seven Million Five Hundred Thousand Dollars ($37,500,000) less the amount of a Break-Up Payment, if any, received by the Purchaser pursuant to Section 10.4.

          (d)  For the avoidance of doubt, in the event payment is made under
Section 3.2(a)(iii), the provisions of Section 10.5(a) shall not be applicable.

                                   ARTICLE XI

                          SURVIVAL AND INDEMNIFICATION

          Section 11.1. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement shall terminate and will have no further force and effect after the Closing Date. No covenants or agreements of the Parties contained in this Agreement shall survive the Closing Date, except those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing Date.

          Section 11.2. POST-CLOSING INDEMNIFICATION. To the extent provided in this Article XI, from and after the Closing Date, Radio Unica and each Seller, jointly and severally, shall reimburse the Purchaser for the failure to deliver to the Purchaser or its Designee good and marketable title to, and possession of, the Tangible Personal Property identified in SCHEDULE 2.1(b) of the Sellers' Disclosure Letter free and clear of all claims (as defined under the Bankruptcy
Code), interests and Liens other than Permitted Liens to the extent such Permitted

Liens cannot be removed by operation of sections 105, 363(f) or 1141 of the Bankruptcy Code; PROVIDED, HOWEVER, that the Purchaser shall not be reimbursed for any such failure that has been the subject of an adjustment to the Purchase Price pursuant to Section 8.13 hereof (including any deductible contained therein).

          Section 11.3. INDEMNIFICATION PROCEDURES AND LIMITATIONS. Any Indemnity Claim must be made by delivering written notice to Radio Unica, specifying the Tangible Personal Property that is the subject of such Indemnity Claim and the amount of reimbursement sought (which amount shall not be determinative of the final amount of the Indemnity Claim), within thirty (30) days after the Closing Date. The amount of any reimbursement pursuant to Section
11.2 shall not include any Taxes incurred by the Purchaser or its Affiliates as a result of receiving a payment under this Article XI.

          Section 11.4. HOLDBACK ESCROW. Any amounts due and owing to the Purchaser pursuant to an Indemnity Claim shall be paid promptly out of the Holdback Deposit in accordance with the Holdback Escrow Agreement. Notwithstanding the termination of the Holdback Escrow Agreement or the full disbursement and/or release of the Holdback Deposit, Radio Unica and the Sellers shall remain liable for any Indemnity Claim as provided in this Article XI.

          Section 11.5. EXCLUSIVE REMEDY. The indemnification provisions of this Article XI shall be the sole and exclusive remedy of the Purchaser following the Closing for any and all breaches or alleged breaches of any representation, warranties, covenants or agreements of the parties or other provision of this Agreement or the transactions contemplated hereby other than for claims of, or causes of action arising from, fraud or any breach of a covenant of Radio Unica or the Sellers that survives the Closing as provided in
Section 11.1. Under no circumstances shall any Party be entitled to special, exemplary, punitive or consequential damages.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.1. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Radio Unica, each of the Sellers and the Purchaser, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party or Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          Section 12.2. EXPENSES. Except as otherwise expressly provided in this Agreement, including Section 10.4, whether or not the transactions contemplated by this Agreement are consummated, the Parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 12.3. PUBLIC DISCLOSURE. Each of the Parties agrees with the other Parties that, except as may be required to comply with the requirements of applicable Law or the requests, rules and regulations of each stock exchange upon which the securities of one of the Parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all Parties; PROVIDED, HOWEVER, that to the extent that any Party to this Agreement is required by applicable Law or the requests, rules and regulations of any stock exchange upon which the securities of one of the Parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other Parties.

          Section 12.4. SPECIFIC PERFORMANCE. The Parties recognize that if any Party breaches this Agreement or refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate the non-breaching Party or Parties for their injuries. The non-breaching Party or Parties shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by the non-breaching Party or Parties to enforce this Agreement, the Party in breach shall waive the defense that there is an adequate remedy at law. No provision of this Section 12.4 shall be deemed to nullify any of the limitations on money damages set forth in Section 10.5.

          Section 12.5. ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assigned, delegated or otherwise transferred by Radio Unica, any Seller or the Purchaser; PROVIDED, HOWEVER, that the Purchaser may assign its rights to purchase the Purchased Assets or assume any Assigned Contract to any Designee, and the Purchaser may assign this Agreement, and its rights hereunder, to any of its lenders, but in no event will such assignment relieve the Purchaser of its obligations hereunder.

          Section 12.6. ENTIRE AGREEMENT. This Agreement (including all Schedules and Exhibits hereto, the Sellers' Disclosure Letter and the Purchasers' Disclosure Letter) contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which will remain in full force and effect for the term provided for therein.

          Section 12.7. FULFILLMENT OF OBLIGATIONS. Any obligation of any Party to any other Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party or Designee, shall be deemed to have been performed, satisfied or fulfilled by such Party.

          Section 12.8. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Radio Unica, each Seller and the Purchaser, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

          Section 12.9. SCHEDULES. The inclusion of any matter in any Schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, to the extent that such disclosure is sufficient to identify the section to which such disclosure is responsive, but inclusion therein shall not be deemed to constitute an admission, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement. The disclosure of any particular fact or item in any Schedule, Disclosure Letter shall not be deemed an admission as to whether the fact or item is "material" or would constitute a "Material Adverse Effect."

          Section 12.10. COUNTERPARTS. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the Parties executing such counterpart, but all of which shall be considered one and the same instrument.

          Section 12.11. HEADINGS. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 12.12. NOTICES. All notices and other communications hereunder shall be deemed given if in writing and delivered personally, sent by facsimile (confirm receipt), by registered or certified mail (return receipt requested) or nationally recognized overnight courier to the Parties at the following addresses (or at such other addresses as shall be specified by like notice):

          (a)  if to Radio Unica or any Seller:

                    Radio Unica Communications Corp.
                    8400 N.W. 52nd Street
                    Suite 101
                    Miami, FL 33166
                    Attention: Steven E. Dawson
                    Facsimile: (305) 463-5022

                    with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C. 20005
                    Attention: John C. Quale
                    Facsimile: (202) 393-5760

                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    4 Times Square
                    New York, NY 10036
                    Attention: J. Gregory Milmoe
                    Facsimile: (212) 735-2000

          (b)  if to the Purchaser:

                    Multicultural Radio Broadcasting Inc.
                    449 Broadway
                    New York, NY 10013
                    Attention: Arthur Liu
                    Facsimile: (212) 966-9580

                    with a copy (which shall not constitute notice) to:

                    Vinson & Elkins L.L.P.
                    1455 Pennsylvania Avenue, NW
                    Washington, DC 20004
                    Attention: Mark Lipp
                    Facsimile: (202) 639-6400

                    and

                    Vinson & Elkins L.L.P.
                    666 Fifth Avenue
                    New York, NY 10103
                    Attention: Steven M. Abramowitz
                    Facsimile: (917) 206-8100

          Any notice given by mail shall be effective when received.

          Section 12.13. NO STRICT CONSTRUCTION. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, the Parties confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties, and the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction construing ambiguities against the draftsperson shall be applied against any Person.

          Section 12.14. GOVERNING LAW. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Escrow Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and
(b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

          Section 12.15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability.

          Section 12.16. LIKE-KIND EXCHANGE. To facilitate the transfer of the Purchased Assets as part of a like-kind exchange under Section 1031 of the Code, the Purchaser may assign its rights under this Agreement, in whole or part, to a "qualified intermediary" (within the meaning of Section 1.1031(k)-1(g)(4) of the Treasury Regulations). In such case, the Purchaser will identify the qualified intermediary to the Sellers in writing, and the Sellers shall convey the Purchased Assets (or such portion thereof as is designated in writing by the Purchaser or the qualified intermediary) as instructed by the qualified intermediary at the Closing. The Sellers agree to take such actions, execute such documents, and otherwise cooperate with the Purchaser and the qualified intermediary as necessary or appropriate to consummate any such Section 1031 exchange; PROVIDED, HOWEVER, that such Section 1031 exchange shall not relieve the Purchaser of its duties and obligations under this Agreement.


   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

          IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties as of the date first written above.


RADIO UNICA COMMUNICATIONS               RADIO UNICA CORP.
CORP.
                                         By: /s/ Steven E. Dawson
                                             --------------------------------
By: /s/ Steven E. Dawson
    ----------------------------------
                                             Name:  Steven E. Dawson
    Name:  Steven E. Dawson                  Title: Executive Vice President and
    Title: Executive Vice President and             Chief Financial Officer
           Chief Financial Officer


MULTICULTURAL RADIO
BROADCASTING INC.

By:  /s/ Arthur Liu
    ----------------------------------

    Name:  Arthur Liu
    Title: President

         OPERATING COMPANIES                         LICENSEES

RADIO UNICA OF CHICAGO, INC.             RADIO UNICA OF CHICAGO LICENSE CORP.


By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF DALLAS, INC.              RADIO UNICA OF DALLAS LICENSE CORP.


By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

RADIO UNICA OF FRESNO, INC.              RADIO UNICA OF FRESNO LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


BLAYA, INC.                              RADIO UNICA OF HOUSTON LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF LOS ANGELES, INC.         RADIO UNICA OF LOS ANGELES LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF MCALLEN, INC.             RADIO UNICA OF MCALLEN LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF MIAMI, INC.               RADIO UNICA OF MIAMI LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

RADIO UNICA OF NEW YORK, INC.            RADIO UNICA OF NEW YORK LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF PHOENIX, INC.             RADIO UNICA OF PHOENIX LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SACRAMENTO, INC.          RADIO UNICA OF SACRAMENTO LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SAN ANTONIO, INC.         RADIO UNICA OF SAN ANTONIO LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer


RADIO UNICA OF SAN FRANCISCO, INC.       RADIO UNICA OF SAN FRANCISCO LICENSE
                                         CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

ORO SPANISH BROADCASTING, INC.

By: /s/ Steven E. Dawson
    ----------------------------------

    Name:  Steven E. Dawson
    Title: Executive Vice President and
           Chief Financial Officer


RADIO UNICA OF TUCSON, INC.              RADIO UNICA OF TUCSON LICENSE CORP.

By: /s/ Steven E. Dawson                 By: /s/ Steven E. Dawson
    ----------------------------------       ---------------------------------

    Name:  Steven E. Dawson                  Name:  Steven E. Dawson
    Title: Executive Vice President and      Title: Executive Vice President and
           Chief Financial Officer                  Chief Financial Officer

                                    EXHIBIT A

                                       TO

                   ASSET PURCHASE AGREEMENT AMONG RADIO UNICA
                    COMMUNICATIONS CORP., RADIO UNICA CORP.,
                    AND MULTICULTURAL RADIO BROADCASTING INC.

                                ACQUIRED STATIONS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT A

                                ACQUIRED STATIONS

CALL SIGN              LOCATION                       LICENSEE                            OPERATING COMPANY
----------------------------------------------------------------------------------------------------------------------------------
KAHZ                   Dallas/Ft. Worth, TX           Radio Unica of Dallas License       Radio Unica of Dallas, Inc.
                                                      Corp.

KATD                   Sacramento, CA                 Radio Unica of Sacramento License   Radio Unica of Sacramento, Inc.
                                                      Corp.

KBLA                   Los Angeles, CA                Radio Unica of Los Angeles          Radio Unica of Los Angeles, Inc.
                                                      License Corp.

KIDR                   Phoenix, AZ                    Radio Unica of Phoenix License      Radio Unica of Phoenix, Inc.
                                                      Corp.

KIQI                   San Francisco/San Jose, CA     Radio Unica of San Francisco        Radio Unica of San Francisco, Inc.
                                                      License Corp.

KQTL                   Tucson, AZ                     Radio Unica of Tucson License       Radio Unica of Tucson, Inc.
                                                      Corp.

KVJY                   McAllen/Brownsville, TX        Radio Unica of McAllen License      Radio Unica of McAllen, Inc.
                                                      Corp.

KWRU                   Fresno, CA                     Radio Unica of Fresno License       Radio Unica of Fresno, Inc.
                                                      Corp.

KZDC                   San Antonio, TX                Radio Unica of San Antonio          Radio Unica of San Antonio, Inc.
                                                      License Corp.

WNTD                   Chicago, IL                    Radio Unica of Chicago License      Radio Unica of Chicago, Inc.
                                                      Corp.

WJDM                   New York, NY                   Radio Unica of New York License     Radio Unica of New York, Inc.
                                                      Corp.

WWRU                   New York, NY                   Radio Unica of New York License     Radio Unica of New York, Inc.
                                                      Corp.

WJCC                   Miami, FL                      Radio Unica of Miami License Corp.  Radio Unica of Miami, Inc.

WNMA                   Miami, FL                      Radio Unica of Miami License Corp.  Radio Unica of Miami, Inc.

KXYZ                   Houston, TX                    Radio Unica of Houston License      Blaya, Inc.
                                                      Corp.

                                                                      Exhibit B



                              ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of October 3, 2003, by and among Deutsche Bank Trust Company Americas, a national banking association, as escrow agent ("Escrow Agent"), Radio Unica Communications Corp., a Delaware corporation ("Radio Unica"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation ("Purchaser"). For purposes of this Agreement, Escrow Agent, Radio Unica and Purchaser are hereinafter sometimes referred to individually as the "Party" and collectively as the "Parties."


                             W I T N E S S E T H:

         WHEREAS, concurrently herewith, Radio Unica and Purchaser, together with Radio Unica Corp., certain of its Subsidiary Licensees and certain of its Subsidiary Operating Companies, are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), relating to Radio Unica's sale and assignment, and Purchaser's purchase and assumption, of the Purchased Assets and the Assumed Liabilities (the "Transaction");

         WHEREAS, the Parties desire to execute this Agreement to specify and clarify their rights and responsibilities with respect to the Earnest Money Deposit;

         WHEREAS, the Parties hereby acknowledge and agree that any capitalized terms used in this Agreement that are not specifically defined in this Agreement shall have the meanings given them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound hereby, agree as follows:


                                  ARTICLE 1

                                REPRESENTATIONS

         Section 1.01. On the date hereof, Purchaser shall transfer to Escrow Agent, by wire transfer in immediately available funds, from Purchaser's own funds the Earnest Money Deposit which is a cash amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) (the "Escrow Funds"). The Parties agree that the Escrow Funds are to be held in trust pursuant to the terms of this Agreement by Escrow Agent until the Termination Date (as defined in Section 7.07). Escrow Agent shall confirm in writing to the other Parties the receipt by it of the Escrow Funds.

         Section 1.02. Radio Unica and Purchaser hereby appoint Escrow Agent to receive, hold, invest and disburse the Escrow Funds pursuant to this Agreement; provided, however, Escrow Agent shall not be obligated to assume or perform any obligation of Purchaser or Radio Unica under the Purchase Agreement by reason of anything contained in this Agreement. Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

         Section 1.03. Each of the Parties has authority to enter into this Agreement, and has taken all actions necessary to authorize the execution of this Agreement by the officers whose signatures are affixed hereto.


                                   ARTICLE 2

                                    ESCROW

         Section 2.01. Escrow Agent shall establish a special escrow designated as the "Earnest Money Deposit Escrow" (the "Escrow"), shall keep such Escrow separate and apart from all other funds and moneys held by it, and shall administer such Escrow as provided in this Agreement.

         Section 2.02. All Escrow Funds referred to in Section 1.01, along with any income or interest earned thereon, shall be credited to the Escrow. Until disbursed as set forth herein, all such income or interest shall constitute additional Escrow Funds.

         Section 2.03.

         (a) Escrow Agent shall disburse Escrow Funds on deposit in the Escrow to Purchaser, Radio Unica or both, as the case may be, upon receipt of :

                  (i) one or more fully executed Payment Request Forms in substantially the form attached hereto as Exhibit A, executed by an authorized officer of each of Purchaser and Radio Unica, and otherwise pursuant to the terms hereof. Upon receipt of a Payment Request Form, the amounts specified therein shall be promptly paid directly to the Person or Persons entitled to payment as specified in the Payment Request Form; or

                  (ii) a copy of a Final Determination (as defined below) establishing a Party's right to the Escrow Funds pursuant to Section 3.2(a) of the Purchase Agreement. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting Party to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

         (b) In the event of any disagreement between Radio Unica and Purchaser resulting in adverse claims or demands being made in connection with the Escrow Funds, Escrow Agent shall be entitled to retain the Escrow Funds until Escrow Agent shall have received a Final Determination (accompanied by the opinion of counsel referred to in Section 2.03(a)(ii)) directing delivery of the Escrow Funds or a written agreement executed by Radio Unica and Purchaser directing delivery of the Escrow Funds, in which event Escrow Agent shall disburse the Escrow Funds in accordance with such Final Determination or agreement.

         (c) Escrow Agent shall take all actions called for in any Payment Request Form, Final Determination, or written agreement delivered under
Section 2.03(a) or (b) within five (5) Business Days of the date such Payment Request Form, Final Determination, or written agreement, as the case may be, is received.

         (d) Any Escrow Funds in the Escrow as of the Termination Date (as defined below) shall be distributed to Purchaser within ten (10) Business Days after the Termination Date unless otherwise agreed to in writing by Purchaser and Radio Unica.

         Section 2.04. In the event that the Escrow Funds are not sufficient for full payment of any amount to which Radio Unica is entitled pursuant to
Section 2.03, Purchaser shall continue to be liable for the shortfall amount.

         Section 2.05. Escrow Agent is acting hereunder as a depository only and Escrow Agent shall only be responsible for the safekeeping and investment of Escrow Funds held in the Escrow, and the disbursement thereof in accordance with this Agreement, and shall not be responsible for the authenticity or accuracy of such certifications or documents, the application of amounts paid pursuant to such certifications by the Persons to which they are paid, or the sufficiency of Escrow Funds credited to the Escrow to make the payments herein required. This Agreement expressly sets forth the duties and obligations of Escrow Agent and no implied duties or obligations shall be read into this Agreement against Escrow Agent.


                                  ARTICLE 3

                         MONEYS IN ESCROW; INVESTMENT

         Section 3.01. Except to the extent that and until Radio Unica is or becomes expressly entitled to a distribution of all or a portion of the Escrow Funds pursuant to the terms of this Agreement, (i) Purchaser and Radio Unica intend, and hereby inform Escrow Agent, that the Escrow shall constitute an escrow account in which Radio Unica and its creditors have no legal or equitable right, title or interest of any kind whatsoever, and (ii) all of the Escrow Funds and any earnings thereon shall be the sole property of Purchaser. Prior to any distribution of the Escrow Funds in accordance with the terms of this Agreement, Purchaser shall be treated as the owner thereof and any interest or dividends earned thereon for all purposes (including Tax purposes).

         Section 3.02. Escrow Funds held by Escrow Agent hereunder shall be invested and reinvested by Escrow Agent in short term money market funds investing in direct obligations of the United States of America or repurchase agreements containing such obligations or, in direct obligations of the United States of America having maturities of ninety-one (91) days or less, or short-term securities issued or guaranteed by the United States government or any agencies or instrumentalities thereof, in either case, as Escrow Agent is directed by Purchaser in writing. Such investments shall be registered in the name of Escrow Agent and held by Escrow Agent as part of the Escrow and, together with earnings thereon, shall constitute further Escrow Funds hereunder. Escrow Agent may make investments through its investment division or short-term investment department. Escrow Agent shall sell and reduce to cash a sufficient amount of investments of the Escrow Funds whenever the cash balance therein is insufficient to pay the amounts required to be paid therefrom. Escrow Agent shall, without further direction from any Person, sell such investments as and when required to make any payments from the Escrow required to be made pursuant to this Agreement. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by Escrow Agent in accordance with this Article 3.

         Section 3.03. Escrow Agent shall furnish to Radio Unica and Purchaser reports accounting for all investments and interest and income therefrom. Such accounting shall be furnished no less frequently than every month and upon request of Radio Unica or Purchaser.


                                  ARTICLE 4

                   ESCROW AGENT'S AUTHORITY; INDEMNIFICATION

         Section 4.01. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. Prior to or concurrent with the delivery and execution of this Agreement each of Purchaser and Radio Unica shall deliver an incumbency certificate to Escrow Agent designating the person or persons of such Party from whom the Escrow may accept written instructions. Each incumbency certificate shall contain a specimen signature of each person so designated and each of Purchaser and Radio Unica may update or revise its incumbency certificate from time to time. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited with it, nor as to the identity, authority or right of any Person executing the same; and its duties hereunder shall be limited to those specifically provided herein.

         Section 4.02. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Purchaser and Radio Unica hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, for reasonable attorneys' fees, court costs, for any suit, interpleader or otherwise, or any other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Purchaser and Radio Unica as to the correct interpretation of the Purchase Agreement or this Agreement and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instructions aforesaid, to hold the said property until and unless said additional expenses, fees and charges shall be fully paid. The foregoing indemnities in this Section 4.02 shall survive the resignation or substitution of Escrow Agent or the Termination Date.

         Section 4.03. If Purchaser and Radio Unica shall be in disagreement about the interpretation of the Purchase Agreement or this Agreement, or about the rights and obligations, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, but shall not be required to, file an appropriate civil action to resolve the disagreement. Escrow Agent shall be indemnified, jointly and severally, by Purchaser and Radio Unica for all costs, including reasonable attorneys' fees, in connection with such civil action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment, without any further right of appeal, in such action is received.

         Section 4.04. Escrow Agent shall not be liable for any mistakes of facts or errors of judgment, or for any acts or omissions of any kind, unless caused by its gross negligence, bad faith or willful misconduct.

         Section 4.05. Escrow Agent may consult with legal counsel of its own choosing, at the joint expense of Purchaser and Radio Unica, as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel. Section 4.06. Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

         Section 4.07. Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         Section 4.08. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless Escrow Agent receives written instructions signed by each of Purchaser and Radio Unica, which eliminates such ambiguity or uncertainty.

         Section 4.09. In the event of any dispute between or conflicting claims among the Purchaser and Radio Unica and any other Person with respect to any Escrow Funds, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to Purchaser or Radio Unica for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or
(ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Purchaser and Radio Unica.

         Section 4.10. No printed or other material in any language, including prospectuses, notices, reports, and promotional material, which mentions "Bankers Trust Company", "Deutsche Bank Trust Company Americas" or "Deutsche Bank AG" or any of their respective affiliates by name or the rights, powers, or duties of Escrow Agent under this Escrow Agreement, shall be issued by any other Party, or on such Party's behalf, without the prior written consent of Escrow Agent, provided that the foregoing shall not preclude the filing and use of this Agreement or any document referring to this Agreement with or by any court or governmental authority.


                                  ARTICLE 5

                          ESCROW AGENT'S COMPENSATION

         Section 5.01. As partial consideration of Radio Unica's entering into this Agreement, Purchaser hereby agrees to be solely responsible for and pay Escrow Agent its annual fee for the services to be rendered hereunder as provided in Exhibit B hereto. Any fees due to Escrow Agent, including investment fees or other investment-related charges, may be deducted by Escrow Agent from the investment earnings on the Escrow if Escrow Agent provides Purchaser and Radio Unica with a listing of such fees in reasonable detail. Any investment fees or investment-related charges in excess of investment earnings will be paid by Purchaser.


                                  ARTICLE 6

                            CHANGE OF ESCROW AGENT

         Section 6.01. A national banking association located in the United States of America or a state bank or trust company organized under the laws of a state of the United States of America, qualified as a depository of public funds, may be substituted to act as Escrow Agent under this Agreement upon the agreement of Purchaser and Radio Unica. Such substitution shall not be deemed to affect the rights or obligations of the Parties. Upon any such substitution, Escrow Agent agrees to assign to such substitute Escrow Agent its rights and obligations under this Agreement.

         Section 6.02. Escrow Agent or any successor may at any time resign by giving notice by registered or certified mail to Purchaser and Radio Unica of its intention to resign and of the proposed date of resignation, which shall be a date not less than thirty (30) days after such notice is deposited in the United States mail with postage fully prepaid, unless an earlier resignation date and the appointment of a successor Escrow Agent shall have been or are approved by Purchaser and Radio Unica. If Purchaser and Radio Unica are unable to agree upon a successor escrow agent within thirty (30) days after such notice, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

         Section 6.03. Any corporation into which Escrow Agent, or any successor to it of the duties and responsibilities created by this Agreement, may be merged or converted or with which it or any successor to it may be consolidated, or any corporation resulting from any merger, conversion, consolidation or reorganization to which Escrow Agent or any successor to it may be a party or any entity to which Escrow Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor Escrow Agent under this Agreement without the execution or filing of any paper or any other act on the part of the Parties, anything herein to the contrary notwithstanding.


                                  ARTICLE 7

                           ADMINISTRATIVE PROVISIONS

         Section 7.01. Escrow Agent shall keep and maintain for one year after the Termination Date complete and accurate records of all moneys received and disbursed under this Agreement, which shall be available for inspection by Purchaser or Radio Unica, or any agent of any of them, at any time during regular business hours.

         Section 7.02. Unless otherwise indicated herein, all notices, certificates, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the Party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that Party at its telecopier number set forth below or, as to each Party, at such other address or telecopier number as may hereafter be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 7.02. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. Notwithstanding the foregoing, notice to Escrow Agent shall be effective only upon receipt.

         Section 7.03. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Purchase Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and (b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         Section 7.04. Any provisions of this Agreement found to be prohibited by law shall be ineffective only to the extent of such prohibition, and shall not invalidate the remainder of this Agreement or the Purchase Agreement.

         Section 7.05. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

         Section 7.06. This Agreement may be simultaneously executed in several counterparts (including with signatures transmitted by facsimile), each of which shall be an original and all of which shall constitute but one and the same Agreement.

         Section 7.07. This Agreement shall automatically terminate (the "Termination Date") when Escrow Agent disburses all moneys held by it in accordance with the terms of this Agreement upon the occurrence of the following events:

                  (a) Purchaser and Radio Unica present one or more Payment Request Forms, Final Determinations, and/or written agreements contemplated by this Agreement to Escrow Agent and Escrow Agent pays one hundred percent (100%) of the Escrow Funds as directed by Purchaser and Radio Unica therein;

                  (b) The Parties mutually agree in writing with notice to Escrow Agent;

provided, however, that Section 2.04, Section 4.02, Section 4.03 and the provisions of this Article 7, shall survive the termination of this Agreement.

         Purchaser and Radio Unica shall give Escrow Agent written notice that the Termination Date has occurred as provided above together with instructions to make any final disbursement provided for in this Section and Section 2.03.

         Section 7.08. This Agreement (and, with respect to Purchaser and Radio Unica, together with the Purchase Agreement) constitutes the entire agreement of the Parties relating to the subject matter hereof.

         Section 7.09. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the Parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Section 7.10. This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

RADIO UNICA COMMUNICATIONS CORP.,          Deutsche Bank Trust Company Americas,
Radio Unica                                Escrow Agent


By:               /s/ Steven E. Dawson      By:      /s/ Richard L. Buckwalter
Name:             Steven E. Dawson          Name:        Richard L. Buckwalter
Title:            Chief Financial Officer   Title:       Vice President
Address:          8400 N.W. 52nd Street     Address:     60 Wall Street
                  Suite 101                              New York, NY 10005
                  Miami, FL  33166          Telephone:   (212) 250-6687
Telephone:        (305) 463-5020            Telecopier:  (212) 797-8623
Telecopier:       (305) 463-5022
MULTICULTURAL RADIO BROADCASTING INC.,
Purchaser


By:          /s/ Arthur Liu
Name:        Arthur Liu
Title:       President
Address:     449 Broadway
             New York, NY 10013
Telephone:   (212) 966-1059
Telecopier:  (212) 966-9580

                                                               Exhibit C


                            HOLDBACK ESCROW AGREEMENT

         THIS HOLDBACK ESCROW AGREEMENT (this "Agreement") is made and entered into as of [ ], by and among [ ], a national banking association, as escrow agent ("Escrow Agent"), Radio Unica Communications Corp., a Delaware corporation ("Radio Unica"), and Multicultural Radio Broadcasting Inc., a New Jersey corporation ("Purchaser"). For purposes of this Agreement, Escrow Agent, Radio Unica and Purchaser are hereinafter sometimes referred to individually as the "Party" and collectively as the "Parties."


                              W I T N E S S E T H:

         WHEREAS, Radio Unica and Purchaser, together with Radio Unica Corp., certain of its Subsidiary Licensees and certain of its Subsidiary Operating Companies, have entered into that certain Asset Purchase Agreement, dated as of October 3, 2003 (the "Purchase Agreement"), relating to Radio Unica's sale and assignment, and Purchaser's purchase and assumption, of the Purchased Assets and the Assumed Liabilities (the "Transaction");

         WHEREAS, this Agreement is being entered into simultaneously with the Closing under the Purchase Agreement in order to specify and clarify the rights and responsibilities of the Parties with respect to the Holdback Deposit; and

         WHEREAS, the Parties hereby acknowledge and agree that any capitalized terms used in this Agreement that are not specifically defined in this Agreement shall have the meanings given them in the Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained in this Agreement, the Parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1

                                 REPRESENTATIONS

         Section 1.01. On the date hereof, Purchaser shall transfer to Escrow Agent, by wire transfer in immediately available funds, from Purchaser's own funds the Holdback Deposit which is a cash amount equal to Five Hundred Thousand Dollars ($500,000.00) (the "Escrow Funds"). The Parties agree that the Escrow Funds are to be held in trust pursuant to the terms of this Agreement by Escrow Agent until the Termination Date (as defined in Section 7.07) unless earlier paid out as provided herein. Escrow Agent shall confirm in writing to the other Parties the receipt by it of the Escrow Funds.

         Section 1.02. Radio Unica and Purchaser hereby appoint Escrow Agent to receive, hold, invest and disburse the Escrow Funds pursuant to this Agreement; provided, however, Escrow Agent shall not be obligated to assume or perform any obligation of Purchaser or Radio Unica under the Purchase Agreement by reason of anything contained in this Agreement. Escrow Agent hereby accepts such appointment and agrees to be bound by the terms and conditions of this Agreement.

         Section 1.03. Each of the Parties has authority to enter into this Agreement, and has taken all actions necessary to authorize the execution of this Agreement by the officers whose signatures are affixed hereto.

                                   ARTICLE 2

                                    ESCROW

         Section 2.01. Escrow Agent shall establish a special escrow designated as the "Holdback Deposit Escrow" (the "Escrow"), shall keep such Escrow separate and apart from all other funds and moneys held by it, and shall administer such Escrow as provided in this Agreement.

         Section 2.02. All Escrow Funds referred to in Section 1.01, along with any income or interest earned thereon, shall be credited to the Escrow. Until disbursed as set forth herein, all such income or interest shall constitute additional Escrow Funds.

         Section 2.03.

         (a) Escrow Agent shall disburse all Escrow Funds on deposit in the Escrow to Purchaser, Radio Unica or both, as the case may be, upon receipt of :

                  (i) one or more fully executed Payment Request Forms in substantially the form attached hereto as Exhibit A, executed by an authorized officer of each of Purchaser and Radio Unica, and otherwise pursuant to the terms hereof. Upon receipt of a Payment Request Form, the amounts specified therein shall be promptly paid directly to the Person or Persons entitled to payment as specified in the Payment Request Form; or

                  (ii) a copy of a Final Determination (as defined below) establishing a Party's right to the Escrow Funds pursuant to Article XI of the Purchase Agreement. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction and shall be accompanied by an opinion of counsel for the presenting party to the effect that such judgment is a final, non-appealable judgment of a court of competent jurisdiction.

         (b) In the event of any disagreement between Radio Unica and Purchaser resulting in adverse claims or demands being made in connection with the Escrow Funds, Escrow Agent shall be entitled to retain the Escrow Funds until Escrow Agent shall have received a Final Determination (accompanied by the opinion of counsel referred to in Section 2.03(a)(ii)) directing delivery of the Escrow Funds or a written agreement executed by Radio Unica and Purchaser directing delivery of the Escrow Funds, in which event Escrow Agent shall disburse the Escrow Funds in accordance with such Final Determination or agreement.

         (c) Escrow Agent shall take all actions called for in any Payment Request Form, Final Determination, or written agreement delivered under Section 2.03(a) or (b) within five (5) Business Days of the date such Payment Request Form, Final Determination or written agreement, as the case may be, is received.

         (d) Any Escrow Funds in the Escrow as of the Termination Date (as defined below) shall be distributed to Radio Unica within ten (10) Business Days after the Termination Date unless otherwise agreed to in writing by Purchaser and Radio Unica.

         Section 2.04. In the event that the Escrow Funds are not sufficient for full payment of any amount to which Purchaser is entitled pursuant to
Section 2.03, Radio Unica shall continue to be liable for the shortfall amount to the extent provided in Article XI of the Purchase Agreement.

         Section 2.05. Escrow Agent is acting hereunder as a depository only and Escrow Agent shall only be responsible for the safekeeping and investment of Escrow Funds held in the Escrow, and the disbursement thereof in accordance with this Agreement, and shall not be responsible for the authenticity or accuracy of such certifications or documents, the application of amounts paid pursuant to such certifications by the Persons to which they are paid, or the sufficiency of Escrow Funds credited to the Escrow to make the payments herein required. This Agreement expressly sets forth the duties and obligations of Escrow Agent and no implied duties or obligations shall be read into this Agreement against Escrow Agent.


                                  ARTICLE 3

                         MONEYS IN ESCROW; INVESTMENT

         Section 3.01. Except to the extent that and until Radio Unica is or becomes expressly entitled to a distribution of all or a portion of the Escrow Funds pursuant to the terms of this Agreement, (i) Purchaser and Radio Unica intend, and hereby inform Escrow Agent, that the Escrow shall constitute an escrow account in which Radio Unica and its creditors have no legal or equitable right, title or interest of any kind whatsoever, and (ii) all of the Escrow Funds and any earnings thereon shall be the sole property of Purchaser. Prior to any distribution of the Escrow Funds in accordance with the terms of this Agreement, Purchaser shall be treated as the owner thereof and any interest or dividends earned thereon for all purposes (including Tax purposes).

         Section 3.02. Escrow Funds held by Escrow Agent hereunder shall be invested and reinvested by Escrow Agent in short term money market funds investing in direct obligations of the United States of America or repurchase agreements containing such obligations or, in direct obligations of the United States of America having maturities of 30 days or less, or short-term securities issued or guaranteed by the United States government or any agencies or instrumentalities thereof, in either case, as Escrow Agent is directed by Purchaser in writing. Such investments shall be registered in the name of Escrow Agent and held by Escrow Agent as part of the Escrow and, together with earnings thereon, shall constitute further Escrow Funds hereunder. Escrow Agent may make investments through its investment division or short-term investment department. Escrow Agent shall sell and reduce to cash a sufficient amount of investments of the Escrow Funds whenever the cash balance therein is insufficient to pay the amounts required to be paid therefrom. Escrow Agent shall, without further direction from any Person, sell such investments as and when required to make any payments from the Escrow required to be made pursuant to this Agreement. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Escrow Agent shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by Escrow Agent in accordance with this Article 3.

         Section 3.03. Escrow Agent shall furnish to Radio Unica and Purchaser reports accounting for all investments and interest and income therefrom. Such accounting shall be furnished no less frequently than every month and upon request of Radio Unica or Purchaser.


                                  ARTICLE 4

                   ESCROW AGENT'S AUTHORITY; INDEMNIFICATION

         Section 4.01. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and may assume that any Person purporting to give any writing, notice, advice or instructions in connection with the provisions hereof has been duly authorized to do so. Prior to or concurrent with the delivery and execution of this Agreement each of Purchaser and Radio Unica shall deliver an incumbency certificate to Escrow Agent designating the person or persons of such Party from whom the Escrow may accept written instructions. Each incumbency certificate shall contain a specimen signature of each person so designated and each of Purchaser and Radio Unica may update or revise its incumbency certificate from time to time. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited with it, nor as to the identity, authority or right of any Person executing the same; and its duties hereunder shall be limited to those specifically provided herein.

         Section 4.02. Unless Escrow Agent is guilty of gross negligence, bad faith or willful misconduct with regard to its duties hereunder, Purchaser and Radio Unica hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, for reasonable attorneys' fees, court costs, for any suit, interpleader or otherwise, or any other expenses, fees or charges of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Purchaser and Radio Unica as to the correct interpretation of the Purchase Agreement or this Agreement and instructions given to Escrow Agent hereunder, or otherwise, with the right of Escrow Agent, regardless of the instructions aforesaid, to hold the said property until and unless said additional expenses, fees and charges shall be fully paid. The foregoing indemnities in this Section 4.02 shall survive the resignation or substitution of Escrow Agent or the Termination Date.

         Section 4.03. If Purchaser and Radio Unica shall be in disagreement about the interpretation of the Purchase Agreement or this Agreement, or about the rights and obligations, or the propriety of any action contemplated by Escrow Agent hereunder, Escrow Agent may, but shall not be required to, file an appropriate civil action to resolve the disagreement. Escrow Agent shall be indemnified, jointly and severally, by Purchaser and Radio Unica for all costs, including reasonable attorneys' fees, in connection with such civil action, and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment, without any further right of appeal, in such action is received.

         Section 4.04. Escrow Agent shall not be liable for any mistakes of facts or errors of judgment, or for any acts or omissions of any kind, unless caused by its gross negligence, bad faith or willful misconduct.

         Section 4.05. Escrow Agent may consult with legal counsel of its own choosing, at the joint expense of Purchaser and Radio Unica, as to any matter relating to this Holdback Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

         Section 4.06. Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

         Section 4.07. Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Holdback Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         Section 4.08. In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless Escrow Agent receives written instructions signed by each of Purchaser and Radio Unica, which eliminates such ambiguity or uncertainty.

         Section 4.09. In the event of any dispute between or conflicting claims among the Purchaser and Radio Unica and any other Person with respect to any Escrow Funds, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Funds so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to Purchaser or Radio Unica for failure or refusal to comply with such conflicting claims, demands or instructions. Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or
(ii) Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. Escrow Agent shall act on such court order and legal opinions without further question. Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Purchaser and Radio Unica.


                                  ARTICLE 5

                          ESCROW AGENT'S COMPENSATION

         Section 5.01. As partial consideration of Radio Unica's entering into this Agreement, Purchaser hereby agrees to be solely responsible for and pay Escrow Agent its annual (if applicable) fee for the services to be rendered hereunder as provided in Exhibit B hereto. Any fees due to Escrow Agent, including investment fees or other investment-related charges, may be deducted by Escrow Agent from the investment earnings on the Escrow if Escrow Agent provides Purchaser and Radio Unica with a listing of such fees in reasonable detail. Any investment fees or investment-related charges in excess of investment earnings will be paid by Purchaser.


                                  ARTICLE 6

                            CHANGE OF ESCROW AGENT

         Section 6.01. A national banking association located in the United States of America or a state bank or trust company organized under the laws of a state of the United States of America, qualified as a depository of public funds, may be substituted to act as Escrow Agent under this Agreement upon the agreement of Purchaser and Radio Unica. Such substitution shall not be deemed to affect the rights or obligations of the Parties. Upon any such substitution, Escrow Agent agrees to assign to such substitute Escrow Agent its rights and obligations under this Agreement.

         Section 6.02. Escrow Agent or any successor may at any time resign by giving notice by registered or certified mail to Purchaser and Radio Unica of its intention to resign and of the proposed date of resignation, which shall be a date not less than thirty (30) days after such notice is deposited in the United States mail with postage fully prepaid, unless an earlier resignation date and the appointment of a successor Escrow Agent shall have been or are approved by Purchaser and Radio Unica. If Purchaser and Radio Unica are unable to agree upon a successor escrow agent within thirty (30) days after such notice, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

         Section 6.03. Any corporation into which Escrow Agent, or any successor to it of the duties and responsibilities created by this Agreement, may be merged or converted or with which it or any successor to it may be consolidated, or any corporation resulting from any merger, conversion, consolidation or reorganization to which Escrow Agent or any successor to it may be a party or any entity to which Escrow Agent may sell or transfer all or substantially all of its corporate trust business, shall be the successor Escrow Agent under this Agreement without the execution or filing of any paper or any other act on the part of the Parties, anything herein to the contrary notwithstanding.


                                  ARTICLE 7

                           ADMINISTRATIVE PROVISIONS

         Section 7.01. Escrow Agent shall keep and maintain for one year after the Termination Date complete and accurate records of all moneys received and disbursed under this Agreement, which shall be available for inspection by Purchaser or Radio Unica, or any agent of any of them, at any time during regular business hours.

         Section 7.02. Unless otherwise indicated herein, all notices, certificates, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the Party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that Party at its telecopier number set forth below or, as to each Party, at such other address or telecopier number as may hereafter be designated by such Party in a written notice to the other Parties complying as to delivery with the terms of this Section 7.02. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. Notwithstanding the foregoing, notice to Escrow Agent shall be effective only upon receipt.

         Section 7.03. Except to the extent the mandatory provisions of the Bankruptcy Code apply, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state without regard to principles of conflicts or choice of laws or any other law that would make the laws of any other jurisdiction other than the State of New York applicable hereto. The Parties agree that, except as provided herein or in the Purchase Agreement, without limitation of any Party's right to appeal any order of the Bankruptcy Court, upon the commencement of the Bankruptcy Case, (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated herein; and (b) any and all Claims relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the Parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

         Section 7.04. Any provisions of this Agreement found to be prohibited by law shall be ineffective only to the extent of such prohibition, and shall not invalidate the remainder of this Agreement or the Purchase Agreement.

         Section 7.05. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

         Section 7.06. This Agreement may be simultaneously executed in several counterparts (including with signatures transmitted by facsimile), each of which shall be an original and all of which shall constitute but one and the same Agreement.

         Section 7.07. This Agreement shall automatically terminate (the "Termination Date") when Escrow Agent disburses all moneys held by it in accordance with the terms of this Agreement upon the occurrence of the following events:

                  (a) Purchaser and Radio Unica present one or more Payment Request Forms, Final Determinations, and/or written agreements contemplated by this Agreement to Escrow Agent and Escrow Agent pays one hundred percent (100%) of the Escrow Funds as directed by Purchaser and Radio Unica therein;

                  (b) The Parties mutually agree in writing with notice to Escrow Agent;

provided, however, that Section 2.04, Section 4.02, Section 4.03 and the provisions of this Article 7, shall survive the termination of this Agreement.

         Purchaser and Radio Unica shall give Escrow Agent written notice that the Termination Date has occurred as provided above together with instructions to make any final disbursement provided for in this Section and Section 2.03.

         Section 7.08. This Agreement (and, with respect to Purchaser and Radio Unica, together with the Purchase Agreement) constitutes the entire agreement of the Parties relating to the subject matter hereof.

Section 7.09. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner
whatsoever except by written instrument signed by the Parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Section 7.10. This Agreement is solely for the benefit of the Parties, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

RADIO UNICA COMMUNICATIONS CORP.,               [BANK, N.A.],
Radio Unica                                     Escrow Agent


By:________________________________________     By:____________________________
Name:             Steven E. Dawson              Name:
                                                Title:
Title:            Chief Financial Officer
                                                Address:
Address:          8400 N.W. 52nd Street         Telephone:
                  Suite 101                     Telecopier:
                  Miami, FL  33166
Telephone:        (305) 463-5020
Telecopier:       (305) 463-5022
MULTICULTURAL RADIO BROADCASTING INC.,
Purchaser


By:___________________________________
Name:
Title:

Address:          449 Broadway
                  New York, NY 10013
Telephone:        (212) 966-1059
Telecopier:       (212) 966-9580